EXHIBIT 99.3

                                                             McMILLAN PLACE



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                        CENTURY PROPERTIES FUND XIX


                                    to


                      THE TRAVELERS INSURANCE COMPANY



                   ____________________________________

                   AMENDED AND RESTATED DEED OF TRUST A
                                   (Fee)
                                $10,800,000
                   ____________________________________



                    Dated:  As of September 1, 1994



                    Location:  12610 Jupiter Road
                              Dallas, Texas 75238

                         County:   Dallas


                    THIS DEED OF TRUST PREPARED BY AND
                    AFTER RECORDING PLEASE RETURN TO:

                    Battle Fowler
                    75 East 55th Street
                    New York, New York  10022

                    Attention:  Walter F. Schleimer, Esq.


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                             TABLE OF CONTENTS

                                                                       Page

1.   Payment of Indebtedness and Performance of Covenants. . . . . . . .  8

2.   Representation and Warranty of Title. . . . . . . . . . . . . . . .  8

3.   Maintenance, Repair, Compliance with Law, Use, Etc. . . . . . . . .  9

4.   Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

5.   Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12

6.   Change in Tax Laws. . . . . . . . . . . . . . . . . . . . . . . . . 15

7.   Insurance Coverage. . . . . . . . . . . . . . . . . . . . . . . . . 15

8.   Insurance Policies. . . . . . . . . . . . . . . . . . . . . . . . . 17

9.   Deposits for Taxes and Insurance Premiums . . . . . . . . . . . . . 18

10.  Proceeds of Insurance . . . . . . . . . . . . . . . . . . . . . . . 20

11.  Disbursement of Insurance Proceeds. . . . . . . . . . . . . . . . . 21

12.  Condemnation and Eminent Domain . . . . . . . . . . . . . . . . . . 25

13.  Assignment of Leases and Rents. . . . . . . . . . . . . . . . . . . 27

14.  Observance of Lease Assignment. . . . . . . . . . . . . . . . . . . 29

15.  Beneficiary's Performance of Grantor's Obligations. . . . . . . . . 30

16.  Security Agreement. . . . . . . . . . . . . . . . . . . . . . . . . 31

17.  Restrictions on Transfer. . . . . . . . . . . . . . . . . . . . . . 35

18.  Defaults. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40

19.  Foreclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43

20.  Right of Possession . . . . . . . . . . . . . . . . . . . . . . . . 44

21.  Receiver. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46

22.  Foreclosure Sale. . . . . . . . . . . . . . . . . . . . . . . . . . 47

23.  Insurance During Foreclosure. . . . . . . . . . . . . . . . . . . . 47

24.  Waiver of Right of Redemption and Other Rights. . . . . . . . . . . 48

25.  Rights Cumulative . . . . . . . . . . . . . . . . . . . . . . . . . 49


26.  Successors and Assigns. . . . . . . . . . . . . . . . . . . . . . . 50

27.  Effect of Extensions and Amendments . . . . . . . . . . . . . . . . 51

28.  Execution of Separate Security Agreements, Financing Statements,
       Etc.; Estoppel Letter . . . . . . . . . . . . . . . . . . . . . . 52

29.  Subrogation . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52

30.  Option to Subordinate . . . . . . . . . . . . . . . . . . . . . . . 52

31.  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . 53

32.  Inspection of Premises and Records. . . . . . . . . . . . . . . . . 53

33.  Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . 54

34.  Time of the Essence . . . . . . . . . . . . . . . . . . . . . . . . 55

35.  Captions and Pronouns . . . . . . . . . . . . . . . . . . . . . . . 55

36.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55

37.  Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . 56

38.  Beneficiary Not A Joint Venturer. . . . . . . . . . . . . . . . . . 61

39.  Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 62

40.  Consent Required of Beneficiary . . . . . . . . . . . . . . . . . . 62

41.  Sole Discretion of Beneficiary. . . . . . . . . . . . . . . . . . . 63

42.  No Oral Change. . . . . . . . . . . . . . . . . . . . . . . . . . . 63

43.  Absolute and Unconditional Obligation . . . . . . . . . . . . . . . 64

44.  ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 65

45.  Limited Personal Liability. . . . . . . . . . . . . . . . . . . . . 65

46.  Power of Sale . . . . . . . . . . . . . . . . . . . . . . . . . . . 68

47.  WAIVER OF TRIAL BY JURY . . . . . . . . . . . . . . . . . . . . . . 70

48.  Anti-Forfeiture . . . . . . . . . . . . . . . . . . . . . . . . . . 70

49.  Usury Laws. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 70

50.  Related Party Contracts . . . . . . . . . . . . . . . . . . . . . . 71

51.  Receipt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 71

52.  Concerning the Trustee. . . . . . . . . . . . . . . . . . . . . . . 72


53.  Trustee's Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . 72

54.  Final Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . 72

55.  Release . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 73




                   AMENDED AND RESTATED DEED OF TRUST A

          THIS AMENDED AND RESTATED DEED OF TRUST A (this "Deed of Trust") made as of this 1st day of September, 1994, from CENTURY PROPERTIES FUND XIX, a California limited partnership having an address at 5665 Northside Drive, N.W., Suite 370, Atlanta, Georgia 30328 ("Grantor"), to Robert E. Wilson, ("Trustee") having an address at ___________________________________________
for the benefit of THE TRAVELERS INSURANCE COMPANY, a Connecticut corporation having an address at One Tower Square, 2 SHS, Hartford, Connecticut 06183-2020 ("Beneficiary"),

          WHEREAS, Beneficiary made a loan in the original principal sum of $10,800,000 to Grantor which loan was evidenced by a Promissory Note (the "Promissory Note") dated March 31, 1986 from Grantor to Beneficiary in the original principal sum of $10,800,000, as modified by (i) Modification Agreement dated as of April 1, 1988 between Grantor and Beneficiary, a memorandum of which dated May 1, 1988 was recorded in Volume 88201, page 2772 of the Deed of Trust Records of Dallas County, Texas, (ii) a second Modification Agreement dated October 1, 1989 between Grantor and Beneficiary, a memorandum of which dated October 1, 1989 was recorded in Volume 90041, page 2543 of the Deed of Trust Records of Dallas County, Texas and (iii) a third Modification Agreement dated October 1, 1991 between Grantor and Beneficiary, a memorandum of which was recorded in Volume 92120, page 2641 of the Deed of Trust Records of Dallas County, Texas;

          WHEREAS, the Promissory Note was secured by a Deed of Trust, Mortgage and Security Agreement dated March 31, 1986 from Grantor to James F. Conway, trustee for the benefit of Beneficiary (the "Original Deed of Trust") filed of record on April 2, 1986 in Volume 86064, page 3149 of the Deed of Trust Records of Dallas County, Texas and an Assignment of Leases and Rents dated as of March 31, 1986 by Grantor to Beneficiary (the "Original Assignment") filed of record in Volume 86064, page 3183 of the Deed of Trust Records of Dallas County, Texas.

          WHEREAS, the Promissory Note was split and severed into Amended and Restated Note A and Amended and Restated Note B, as set forth in a Modification and Severance Agreement dated the date hereof between Grantor and Beneficiary;

          WHEREAS, Amended and Restated Note A dated the date hereof from Grantor to Robert E. Wilson as trustee for the benefit of Beneficiary (the "Note") is to be secured by, inter alia, this Amended and Restated Deed of Trust A (this "Deed of Trust");

          WHEREAS, the Original Assignment was split and severed into
(i) Amended and Restated Assignment of Leases and Rents A dated the date hereof from Grantor to Beneficiary ("Assignment A") and (ii) Amended and Restated Assignment of Leases and Rents B dated the date hereof from Grantor to Beneficiary ("Assignment B"), as set forth in a Modification and Severance Agreement dated the date hereof between Grantor and Beneficiary;

          WHEREAS, Grantor and Beneficiary intend to modify, amend and restate the terms and provisions of the Original Deed of Trust as hereinafter set forth;

          WHEREAS, Grantor desires to set forth the terms and provisions of this Deed of Trust as hereinafter set forth;

          NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                           W I T N E S S E T H :

          To secure the payment of the principal indebtedness under the Note of $10,800,000.00 (the "Outstanding Principal Balance") and interest and prepayment premiums, if any, on the principal indebtedness under the Note (and all replacements, renewals and extensions thereof, in whole or in part) according to its tenor and effect, and to secure the payment of all other sums which may be at any time due and owing or required to be paid under the Note, this Deed of Trust, Assignment A, Amended and Restated Note B dated the date hereof between Grantor and Beneficiary ("Note B"), Amended and Restated Deed of Trust B dated the date hereof from Grantor to Robert E. Wilson, as trustee for Beneficiary ("Deed of Trust B"), Assignment B, the Modification and Severance Agreement dated the date hereof between Grantor and Beneficiary, the Cash Management Agreement dated the date hereof among Grantor, Beneficiary and NPI-AP Management, L.P. (the "Manager"), the Use and Retention of Funds Letter dated the date hereof from Grantor, Fox Partners II, Fox Capital Management Corporation, NPI Equity Investments II, Inc. and Manager to Beneficiary, the Reserve Agreement dated the date hereof between Grantor and Beneficiary, the Escrow Agreement dated the date hereof among Grantor, Beneficiary and Chicago Title Insurance Company, the Guaranty of Payment dated the date hereof from Grantor, Fox Partners II, Fox Capital Management Corporation, Manager and NPI Equity Investments II, Inc. to Beneficiary, the Manager's Liability Letter from the Manager to Beneficiary and the Hazardous Material Guaranty and Indemnification Agreement dated the date hereof from Grantor, Fox
Partners, II, Fox Capital Management Corporation, NPI Equity Investments II, Inc. and the Manager to Beneficiary and any of other documents or instruments now or hereafter executed in connection with the Note or this Deed of Trust (the Note, the Deed of Trust and such other documents or instruments, collectively the "Loan Documents") and all replacements, renewals and extensions thereof, in whole or in part (collectively, the "Indebtedness Hereby Secured"); and to secure the performance and observance of all the covenants, agreements and provisions contained in this Deed of Trust, the Note and the other Loan Documents, and to charge the properties, interests and rights hereinafter described with such payment, performance and observance, and for other valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, Grantor DOES HEREBY GRANT, REMISE, RELEASE, LIEN, MORTGAGE, CONVEY, PLEDGE, ASSIGN and HYPOTHECATE unto Trustee and Beneficiary, its successors and assigns forever, the Land (as hereinafter defined) together with the following described property, rights and interests all of which are hereby pledged primarily and on a parity with the Land and not secondarily (and are, together with the Land, the "Premises"):

          THE LAND located in the County of Dallas, Texas and legally described on Exhibit A attached hereto and made a part hereof (the "Land");


          TOGETHER WITH all buildings, structures and improvements of every nature whatsoever now or hereafter situated on the Land (including but not limited to all underground and other parking facilities located in or on the Land, all landscaped areas and areas utilized for recreational activities) and all fixtures, machinery, appliances, equipment, furniture, and personal property of every nature whatsoever now or hereafter owned by Grantor and located in or on, or attached to, or used or intended to be used in connection with or with the operation of, the Land, buildings, structures or other improvements, or in connection with any construction which may be conducted thereon, including all extensions, additions, improvements, betterments, renewals, substitutions, and replacements to and proceeds of any of the foregoing and all of the right, title and interest of Grantor in and to any such personal property or fixtures together with the benefit of any deposits or payments now or hereafter made on such personal property or fixtures by Grantor or on its behalf (the "Improvements"); except that this Deed of Trust shall not create a lien on any items of personal property which (i) are owned by tenants who are in possession pursuant to a Lease (as hereinafter defined), and (ii) may be removed by such tenants at the expiration or termination of such Lease;

          TOGETHER WITH all easements, rights of way, gores of land, streets, ways, alleys, passages, sewer rights, waters, water courses, water rights and powers, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances whatsoever, in any way belonging, relating or appertaining to the Land, or which hereafter shall in any way belong, relate or be appurtenant thereto, and all of the coal, oil, gas and other minerals of every kind and character in and underlying the Land, whether now owned or hereafter acquired by Grantor, and the reversion and reversions, remainder and remainders, rents, issues and profits thereof, and all the estate, right, title, interest, property, possession, claim and demand whatsoever, at law as well as in equity, of Grantor of, in and to the same;

          TOGETHER WITH all Rents (as such term is defined hereafter) generated from the Premises under the Leases (as such term is defined hereinafter) or otherwise to be applied against the Indebtedness Hereby Secured;

          TOGETHER WITH all right, title and interest of Grantor in and to any and all leases now or hereafter on or affecting the Premises whether written or oral and all agreements for use of the Premises (the "Leases"), together with all security therefor and all monies payable thereunder, subject, however, to the conditional permission hereinabove given to Grantor to collect the rentals under any such Lease;

          TOGETHER WITH all fixtures and articles of personal property now or hereafter owned by Grantor and forming a part of or used in connection with the Land or the Improvements or the operation thereof including, but without limitation, any and all air conditioners, antennae, appliances, apparatus, awnings, basins, bathtubs, bidets, boilers, bookcases, cabinets, carpets, coolers, curtains, dehumidifiers, disposals, doors, drapes, dryers, ducts, dynamos, elevators, engines, equipment, escalators, fans, fittings, floor coverings, furnaces, furnishings, furniture, hardware, heaters, humidifiers, incinerators, lighting, machinery, motor vehicles, motors, ovens, pipes, plumbing, pumps, radiators, ranges, recreational facilities, refrigerators, screens, security systems, shades, shelving, sinks, sprinklers, stokers, stoves, toilets, ventilators, wall coverings, washers, windows, window coverings, wiring, and all renewals, replacements or proceeds thereof or articles in substitution therefor, whether or not the same are or shall be attached to the Land or the Improvements in any manner; it being mutually agreed that all of the aforesaid property owned by Grantor and placed on the Land or the Improvements shall, so far as permitted by law, be deemed to be fixtures, a part of the realty, and security for the Indebtedness Hereby Secured; notwithstanding the agreement and declaration hereinabove expressed that certain articles of property form a part of the realty covered by this Deed of Trust and be appropriated to its use and deemed to be realty, to the extent that such agreement and declaration may not be effective and that any of said articles may constitute goods (as said term is used in the Uniform Commercial Code of Texas), this instrument shall constitute a security agreement, creating a security interest in such goods, as collateral, in Beneficiary as a secured party and Grantor as debtor, all in accordance with said Uniform Commercial Code as more particularly set forth in Paragraph 16 hereof;

          TOGETHER WITH all proceeds of the foregoing, including without limitation all judgments, awards of damages and settlements hereafter made resulting from condemnation proceeds or the taking of the Premises and/or the Improvements or any portion thereof under the power of eminent domain, any proceeds of any policies of insurance, maintained with respect to the Premises and/or the Improvements or proceeds of any sale, option or contract to sell the Premises and/or the Improvements or any portion thereof; and Grantor hereby authorizes, directs and empowers Beneficiary, at its option, on behalf of Grantor, or the successors or assigns of Grantor, to adjust, compromise, claim, collect and receive such proceeds, to give proper receipts and acquittances therefor, and, after deducting expenses of collection, to apply the net proceeds as a credit upon any portion, as selected by Beneficiary, of the Indebtedness Hereby Secured, notwithstanding the fact that the same may not then be due and payable or that the Indebtedness Hereby Secured is otherwise adequately secured; and

          TOGETHER WITH all right, title, and interest of Grantor in and to all executory contracts affecting the ownership, possession, operation, control and services furnished to the Premises (the "Executory Contracts"), provided, however, that permission is hereby given to Grantor so long as no Default has occurred hereunder and is continuing to exercise the rights and powers under the Executory Contracts and to enjoy the benefits thereunder;

          TO HAVE AND TO HOLD the same, unto Trustee and Beneficiary, their successors and assigns, forever, for the purposes and upon the uses herein set forth, together with all right to possession of the Premises after the occurrence of any Default; Grantor hereby RELEASING AND WAIVING all rights under and by virtue of the homestead exemption laws of the State in which the Premises are located;

          PROVIDED, NEVERTHELESS, that if Grantor shall pay in full when due the Indebtedness Hereby Secured and shall duly and timely perform and observe all of the terms, provisions, covenants and agreements herein and in the Note and the other Loan Documents provided to be performed and observed by Grantor, then this Deed of Trust and the estate, right and interest of Beneficiary in the Premises shall cease and become void and of no effect, but shall otherwise remain in full force and effect.

          This Deed of Trust and Deed of Trust B are given in replacement and substitution of the Original Deed of Trust and evidence a portion of the same indebtedness evidenced by the Promissory Note and secured by the Original Deed of Trust and do not evidence any new or additional indebtedness of Grantor to Beneficiary and neither is intended as a novation of the Promissory Note or the Original Deed of Trust.

          GRANTOR FURTHER COVENANTS AND AGREES AS FOLLOWS:

          1. Payment of Indebtedness and Performance of Covenants. Grantor shall (a) pay when due the Indebtedness Hereby Secured; and (b) duly and punctually perform and observe all of the terms, provisions, conditions, covenants and agreements on Grantor's part to be performed or observed as provided in the Note, this Deed of Trust and the other Loan Documents. Grantor shall have the privilege of making prepayment on the principal of the Note (in addition to the required payments thereunder) in accordance with the terms and conditions set forth in the Note but not otherwise.

          2. Representation and Warranty of Title. At the time of the delivery of these presents, Grantor is seized of an indefeasible estate in fee simple in the portion of the Premises which constitutes real property and Grantor owns good title to the portion of the Premises which constitutes personal property subject only to the matters set forth on the title policy insuring the lien of this Deed of Trust and any additional matters approved in writing by Beneficiary; and has good right, full power and lawful authority to ASSIGN, RELEASE, LIEN, CONVEY, PLEDGE, HYPOTHECATE, MORTGAGE and grant a security interest in the same, in the manner and form aforesaid; that, except as set forth on the title policy insuring the lien of this Deed of Trust or consented to in writing by Beneficiary, the same is free and clear of all liens, charges, easements, covenants, conditions, restrictions and encumbrances whatsoever, including, as to the personal property and fixtures, security agreements, conditional sales contracts and anything of a similar nature; and that Grantor shall and will warrant and forever defend the title to the Premises against the claims of all persons whomsoever claiming by, through or under Grantor. Grantor also represents and warrants that
(i) Grantor is now, and after giving effect to this Deed of Trust will be in, a solvent condition, (ii) the execution and delivery of this Deed of Trust by Grantor does not constitute a "fraudulent conveyance" within the meaning of Title 11 of the United States Code as now constituted or under any other applicable statute, and (iii) no bankruptcy or insolvency proceedings are pending or contemplated by or against Grantor.

          3. Maintenance, Repair, Compliance with Law, Use, Etc. Grantor shall (a) promptly repair, restore, replace or rebuild (pursuant to plans and specifications approved by Beneficiary) any portion of the Improvements which may become damaged or be destroyed to be of at least equal value and of substantially the same character as prior to such damage or destruction (whether or not proceeds of insurance are available or sufficient for that purpose); (b) keep the Premises in good condition and repair, free from waste;
(c) pay all operating costs of the Premises; (d) complete, within a reasonable time, any building or buildings or other Improvements now or at any time in the process of erection upon the Premises; (e) comply with all requirements of statutes, ordinances, rules, regulations, orders, decrees and other requirements of law relating to the Premises or any part thereof by any federal, state or local authority; (f) refrain from any action and correct any condition which would increase the risk of fire or other hazard to the Improvements or any portion thereof; (g) comply with any restrictions and covenants of record with respect to the Premises and the use thereof, and observe and comply with any conditions and requirements necessary to preserve and extend any and all rights, licenses, permits (including without limitation zoning variances, special exceptions and nonconforming uses), privileges, franchises and concessions that are applicable to the Premises or its use and occupancy; and (h) cause the Premises to be managed in a competent and professional manner. Without the prior written consent of Beneficiary (which consent may be granted or withheld in Beneficiary's sole discretion), Grantor shall not cause, suffer or permit any (i) material alterations of the Premises or the Improvements (including without limitation, landscaped and recreation areas and underground on-site paved parking areas and parking pavilion and/or structures) except as required by law or ordinance, (ii) change in the intended use or occupancy of the Premises for which the Improvements have been constructed including, without limitation, any change which would increase any fire or other hazard; (iii) zoning reclassification with respect to the Premises; (iv) unlawful use of, or nuisance to exist upon, the Premises;
(v) granting of any easements, licenses, covenants, conditions or declarations of use against the Premises, other than use restrictions contained or provided for in Leases approved by Beneficiary; (vi) buildings or additions to any existing buildings or other structures to be erected on the Premises; or
(vii) all or a portion of the Premises to be operated as a cooperative or condominium building or buildings in which the tenants or occupants participate in active ownership, control, or management of the Premises or any part thereof as tenant stockholder or otherwise.

          4.  Liens.

          (i) Prohibition. Subject to the provisions of Paragraph 5 hereof respecting Taxes (as hereinafter defined), Grantor shall not create or suffer or permit any mortgage, lien, charge or encumbrance to attach to or be filed against the Premises, whether such lien or encumbrance is inferior, at parity with or superior to the lien of this Deed of Trust, including mechanic's liens, materialmen's liens, or other claims for lien made by parties claiming to have provided labor or material with respect to the Premises (collectively, "Mechanic's Liens") and excepting only the lien of real estate taxes and assessments not due or delinquent, the permitted encumbrances set forth on the title policy insuring the lien of this Deed of Trust and any liens and encumbrances of Beneficiary pursuant to this Deed of Trust, Deed of Trust B and the other Loan Documents.

          (ii) Contest of Mechanic's Liens Claims. Notwithstanding the foregoing prohibition against Mechanic's Liens, Grantor, or any party obligated to Grantor to do so, may in good faith and with due diligence contest the validity or amount of any Mechanic's Lien and defer payment and discharge thereof during the pendency of such contest, provided that: (i) such contest shall have the effect of preventing the sale or forfeiture of the Premises or any part thereof, or any interest therein, to satisfy such

Mechanic's Lien; (ii) within ten (10) days after Grantor has been notified of the filing of such Mechanic's Lien, Grantor shall have notified Beneficiary in writing of Grantor's intention to contest such Mechanic's Lien or to cause such other party to contest such Mechanic's Lien; and (iii) Grantor either shall have obtained a title insurance endorsement over such Mechanic's Liens insuring Beneficiary against loss or damage by reason of the existence of such Mechanic's Liens or, at the option of Grantor, Grantor shall have deposited or caused to be deposited with Beneficiary at such place as Beneficiary may from time to time in writing appoint, and in the absence of such appointment, then at the place of payment designated in the Note, a sum of money which shall be sufficient in the judgment of Beneficiary to pay in full such Mechanic's Lien and all interest which might become due thereon, and shall keep on deposit an amount so sufficient at all times, increasing such amount to cover additional interest whenever, in the judgment of Beneficiary, such increase is advisable. Such deposits are to be held without any allowance of interest. If Grantor shall fail to maintain or cause to be maintained sufficient funds on deposit as hereinabove provided, shall fail to prosecute such contest or cause such contest to be prosecuted with due diligence or shall fail to pay or cause to be paid the amount of the Mechanic's Lien plus any interest finally determined to be due upon the conclusion of such contest, Beneficiary may, at its option, apply the money as deposited in payment of or on account of such Mechanic's Lien, or that part thereof then unpaid, together with all interest thereon.
If the amount of money so deposited shall be insufficient for the payment in full of such Mechanic's Lien, together with all interest thereon, Grantor shall forthwith, upon demand, deposit with Beneficiary a sum which, when added to the funds then on deposit, shall be sufficient to make such payment in full. If the contest of the Mechanic's Lien claim is ultimately resolved in favor of the claimant, Beneficiary shall apply the money so deposited in full payment of such Mechanic's Lien or that part thereof then unpaid, together with all interest thereon (provided Grantor is not then in Default, as hereafter defined, under this Deed of Trust) when furnished with evidence satisfactory to Beneficiary of the amount of payment to be made. Any surplus monies remaining in the control of Beneficiary shall be paid to Grantor, provided Grantor is not then in Default hereunder.

          5.  Taxes.

          A. Payment. Grantor shall pay or cause to be paid when due and before any penalty attaches, all general and special taxes, assessments, water charges, sewer charges, and other fees, taxes, charges and assessments of every kind and nature whatsoever levied or assessed against the Premises or any part thereof or any interest therein or any obligation or instrument secured hereby, and all installments thereof (collectively, "Taxes"), whether or not assessed against Grantor, and Grantor shall furnish to Beneficiary receipts therefor as soon as reasonably possible, but in any event within thirty (30) days after the date the same are due; and shall discharge any claim or lien relating to Taxes upon the Premises, other than matters expressly permitted by the terms hereof.

          B. Contest. Grantor may, in good faith and with due diligence, contest or cause to be contested the validity or amount of any such Taxes, provided that:

               (a)  such contest shall have the effect of preventing the

collection of the Taxes so contested and the sale or forfeiture of the Premises or any part thereof or interest therein to satisfy the same;

               (b) Grantor has notified Beneficiary in writing of the intention of Grantor to contest the same or to cause the same to be contested before any Tax has been increased by any interest, penalties, or costs; and

               (c) Grantor has deposited or caused to be deposited with Beneficiary, at such place as Beneficiary may from time to time in writing designate, a sum of money (or other security acceptable to Beneficiary) that, when added to the monies or other security, if any, deposited with Beneficiary pursuant to Paragraph 9 hereof, is sufficient, in Beneficiary's judgment, to pay in full, or provide for payment in full of, such contested Tax and all penalties and interest that might become due thereon, and shall keep on deposit an amount or other security sufficient, in Beneficiary's judgment, to pay in full, or provide for payment in full of, such contested Tax, increasing such amount or other security to cover additional penalties and interest whenever, in Beneficiary's judgment, such increase is advisable.

If Grantor fails to prosecute such contest with due diligence or fails to maintain sufficient funds or security on deposit as hereinabove provided, Beneficiary may, at its option, within ten (10) days following Beneficiary's written notice to Grantor (or such shorter period of time necessary in Beneficiary's opinion to prevent the collection of Taxes or the sale or forfeiture of the Premises or any part thereof or interest therein), apply the monies or liquidate any other security deposited with Beneficiary, in payment of, or on account of, such Taxes, or any portion thereof then unpaid, including all penalties and interest thereon. If the amount of the money and any such security so deposited is insufficient for the payment in full of such Taxes, together with all penalties and interest thereon, Grantor shall forthwith, upon demand, either deposit with Beneficiary a sum that, when added to such funds then on deposit, is sufficient to make such payment in full, or, if Beneficiary has applied funds on deposit on account of such Taxes, restore such deposit to an amount satisfactory to Beneficiary. Provided that Grantor is not then in default hereunder, Beneficiary shall, if so requested in writing by Grantor, after final disposition of such contest and upon Grantor's delivery to Beneficiary of an official bill for such Taxes, apply the money or security so deposited in full payment of such Taxes or that part thereof then unpaid, together with all penalties and interest thereon and return any excess to Grantor, unless Grantor has paid all such Taxes, together with all penalties and interest thereon, and has provided Beneficiary with evidence reasonably satisfactory to Beneficiary of such payment, in which event Beneficiary shall return such money or security to Grantor. All money held by Beneficiary pursuant to this Paragraph 5B shall be held without any allowance of interest thereon.

          C. Tax Services Contract. If Beneficiary elects, Grantor shall maintain, at Grantor's expense while any portion of the Indebtedness Hereby Secured is outstanding, a tax services contract issued by a tax reporting agency approved by Beneficiary, it being agreed and understood that Beneficiary shall not elect to maintain such tax service contract for so long as Grantor provides satisfactory evidence to Beneficiary of Grantor's continuing efforts to minimize or reduce taxes through proper and legal means. If Beneficiary does not elect to maintain a tax service contract, Grantor shall reimburse Beneficiary on demand for the cost of making annual tax searches.

          6. Change in Tax Laws. If, by the laws of the United States of America, or of any state or municipality having jurisdiction over Beneficiary, Grantor or the Premises, any tax is imposed or becomes due in respect of the issuance of the Note or the recording of this Deed of Trust, Grantor shall pay such tax in the manner required by such law. If any law, statute, rule, regulation, order or court decree has the effect of deducting from the value of the Premises for the purpose of taxation any lien thereon, or imposing upon Beneficiary the payment of the whole or any part of the taxes required to be paid by Grantor, or changing in any way the laws relating to the taxation of mortgages or debts secured by mortgages or the interest of Beneficiary in the Premises, or the manner of collection of taxes, so as to affect this Deed of Trust, the Indebtedness Hereby Secured or Beneficiary, then, and in any such event, Grantor, upon demand by Beneficiary, shall pay such taxes, or reimburse Beneficiary therefor on demand, unless Beneficiary determines, in Beneficiary's sole and exclusive judgment, that such payment or reimbursement by Grantor is unlawful; in which event the Indebtedness Hereby Secured shall be due and payable within thirty (30) days after written demand by Beneficiary to Grantor. Nothing in this Paragraph 6 shall require Grantor to pay any income, franchise or excise tax imposed upon Beneficiary, excepting only such which may be levied against the income of Beneficiary as a complete or partial substitute for taxes required to be paid by Grantor pursuant hereto.

          7. Insurance Coverage. Grantor will insure the Premises against such perils and hazards, and in such amounts and with such limits, as Beneficiary may from time to time require, and in any event will continuously maintain the following described policies of insurance without cost to Beneficiary (the "Insurance Policies"):

               (a) Property insurance against loss and damage by all risks of physical loss or damage, including fire, sprinkler leakage, windstorm and other risks covered by the so-called extended coverage endorsement covering the Improvements and the Personal Property in amounts not less than the full insurable replacement value of all Improvements, Personal Property, fixtures and equipment from time to time on the Premises, but in no event less than the Indebtedness Hereby Secured, as the same may be increased from time to time by Beneficiary to reflect any increase in the aggregate amount of principal and interest owing under the Note and Amended and Restated Note B dated the date hereof from Grantor to Beneficiary bearing a replacement-cost agreed-amount endorsement;

               (b) Comprehensive general public liability against death, bodily injury and property damage with a combined single limit in an amount not less than One Million Dollars ($1,000,000) including a waiver of subrogation clause acceptable to Beneficiary, and naming Beneficiary as an additional insured;

               (c) Business interruption insurance including rental interruption insurance to cover loss of rental income, with the standard mortgagee's clauses in form and amounts satisfactory to Beneficiary, but in no event shall such policy be in an amount less than twelve (12) months' projected gross rental income from the Premises, with 90% co-insurance as a minimum;

               (d) An umbrella excess liability policy with a limit of not less than Four Million Dollars ($4,000,000) over primary insurance, which policy shall include, but not be limited to, automobile liability, and safeguarding of personalty, with coverages, risks insured, and waiver of subrogation clause acceptable to Beneficiary, and naming Beneficiary as an additional insured;

               (e) Steam boiler, machinery and pressurized vessel insurance, with 90% co-insurance as a minimum, and naming Beneficiary as an additional insured;

               (f) Earthquake insurance with 90% co-insurance as a minimum, if available, and if required by Beneficiary;

               (g) If the Premises is located in a federal flood hazard area other than Zone C or Zone X as described in the Housing and Urban Development Administration Special Flood Hazard Area Maps, flood insurance with 90% co-insurance as a minimum; and


               (h)  The types and amounts of coverage as are customarily
(i) maintained by owners or operators of like properties, or (ii) required by sophisticated institutional lenders in like transactions.

          8. Insurance Policies. All Insurance Policies shall be in form, companies and amounts satisfactory to Beneficiary from time to time. An insurance company shall not be satisfactory unless such insurance company (a) has Best's general policyholder rating of "A-" or better and a financial rating of "Class VIII" or better; (b) is licensed in Texas (or Beneficiary is furnished a service of suit endorsement) and has actively been in business for at least five (5) years; (c) if it is a mutual company, is a nonassessable company; and (d) does not provide insurance on any one building in excess of 10% of its policyholders' surplus (including capital). All Insurance Policies insuring against casualty and business interruption and other appropriate policies shall include non-contributing mortgagee endorsements in favor of and with loss payable to Beneficiary, as well as standard waiver of subrogation endorsements, shall provide that the coverage shall not be terminated or materially modified, nor a risk materially changed without thirty (30) days' advance written notice to Beneficiary and shall provide that no claims shall be paid thereunder without ten (10) days' advance written notice to Beneficiary. If a blanket policy is issued, a certified copy of said policy shall be furnished, together with a certificate indicating that Beneficiary is an additional insured under such policy in the designated amount. Grantor will deliver all Insurance Policies, premium prepaid for a period acceptable to Beneficiary and, in case of Insurance Policies about to expire, Grantor will deliver renewal or replacement policies not less than thirty (30) days prior to the date of expiration. The requirements of the preceding sentence shall apply to any separate policies of insurance taken out by Grantor concurrent in form or contributing in the event of loss with the Insurance Policies.

          9.  Deposits for Taxes and Insurance Premiums.  In order to assure the payment of Taxes and premiums payable with respect to all Insurance Policies ("Premiums") as and when the same shall become due and payable:

               (a) Grantor shall deposit with Beneficiary on the first business day of each and every month, an amount equal to one-twelfth (1/12) of the Taxes and Premiums to become due upon the Premises between one and thirteen months after the date of such deposit; provided that in the case of the first such deposit, there shall be deposited in addition an amount which, when added to the aggregate amount of monthly deposits to be made hereunder with respect to Taxes and Premiums to become due and payable within thirteen months after such first deposit, will provide (without interest) a sufficient fund to pay such Taxes and Premiums, one month prior to the date when they are due and payable. The amounts of such deposits (herein generally called "Tax and Insurance Deposits") shall be based upon Beneficiary's estimate as to the amount of Taxes and Premiums. Grantor shall promptly, upon the demand of Beneficiary, make additional Tax and Insurance Deposits as Beneficiary may from time to time require due to (i) failure of Beneficiary to require, or failure of Grantor to make, Tax and Insurance Deposits in previous months,
(ii) underestimation of the amounts of Taxes and/or Premiums, (iii) the particular due dates and amounts of Taxes and/or Premiums, or (iv) application of the Tax and Insurance Deposits pursuant to Paragraph 9(c) hereof. All Tax and Insurance Deposits shall be held by Beneficiary without any allowance of interest thereon.

               (b)  Beneficiary will, out of the Tax and Insurance
Deposits, upon the presentation to Beneficiary by Grantor of the bills therefor, pay the Taxes and Premiums or will, upon the presentation of receipted bills therefor, reimburse Grantor for such payments made by Grantor. If the total Tax and Insurance deposits on hand shall not be sufficient to pay all of the Taxes and Premiums when the same shall become due, then Grantor shall pay to Beneficiary on demand the amount necessary to make up the deficiency.

               (c) To the extent permitted under applicable law, upon a Default under this Deed of Trust, Beneficiary may, at its option, without being required so to do, apply any Tax and Insurance Deposits on hand to any of the Indebtedness Hereby Secured, in such order and manner as Beneficiary may elect. When the Indebtedness Hereby Secured has been fully paid, any remaining Tax and Insurance Deposits shall be paid to Grantor. All Tax and Insurance Deposits are hereby pledged as additional security for the Indebtedness Hereby Secured, and shall be held by Beneficiary irrevocably to be applied for the purposes for which made as herein provided, and shall not be subject to the direction or control of Grantor.

               (d) Provided no Default has occurred under the Deed of Trust, Beneficiary shall apply the Tax and Insurance Deposits to the payment of the Taxes or Premiums for the payment of which such Tax and Insurance Deposits were made.

               (e) The provisions of this Deed of Trust are for the benefit of Grantor and Beneficiary alone. No provision of this Deed of Trust shall be construed as creating in any party other than Grantor and Beneficiary, any rights in and to the Tax and Insurance Deposits or any rights to have the Tax and Insurance Deposits applied to payment of Taxes and

Premiums. Beneficiary shall have no obligation or duty to any third party to collect Tax and Insurance Deposits.

          10. Proceeds of Insurance. Grantor will give Beneficiary immediate notice of any loss or damage to the Premises, and:

               (a) In case of loss or damage covered by any of the Insurance Polices equal to or in excess of $25,000, Beneficiary (or, after entry of decree of foreclosure, the purchaser at the foreclosure sale or decree creditor, as the case may be) is hereby authorized at its option either
(i) to settle and adjust any claim under such Insurance Policies without the consent of Grantor or (ii) allow Grantor to settle and adjust such claim without the consent of Beneficiary. In the case of loss or damage covered by any of the Insurance Policies less than $25,000, Beneficiary hereby authorizes Grantor to settle and adjust such claim without the consent of Beneficiary.
In all cases Beneficiary shall, and is hereby authorized to, collect and receipt for all insurance proceeds; and the reasonable expenses incurred by Beneficiary in the adjustment and collection of insurance proceeds, if any shall be so much additional Indebtedness Hereby Secured, and shall be reimbursed to Beneficiary upon demand or, in the event and to the extent sufficient proceeds are available, shall be deducted by Beneficiary from said insurance proceeds prior to any other application thereof. If Grantor has settled and adjusted a claim under $25,000 covered by any of the Insurance Policies, Beneficiary shall release such proceeds of insurance to Grantor within thirty (30) days of receipt by Beneficiary of all information regarding such loss or damage reasonably requested by Beneficiary and evidence satisfactory to Beneficiary that such loss or damage has been restored, repaired, replaced or rebuilt in a manner satisfactory to Beneficiary and all costs in connection with such restoration have been paid in full. Each insurance company which has issued an Insurance Policy is hereby authorized and directed to make payment for all losses covered by an Insurance Policy to Beneficiary alone, and not to Beneficiary and Grantor jointly.

               (b) Except as set forth below, Beneficiary shall, in its sole discretion, elect to apply the proceeds of Insurance Policies consequent upon any casualty either (i) to reduce the Indebtedness Hereby Secured; or
(ii) to reimburse Grantor for the cost of restoring, repairing, replacing or rebuilding (collectively, "Restoring") the loss or damage of the casualty, subject to the conditions and in accordance with the provisions of Paragraph 11 hereof. If Beneficiary elects to apply the proceeds of Insurance Policies to the Indebtedness Hereby Secured and such proceeds do not discharge that indebtedness in full, the entire Indebtedness Hereby Secured shall become immediately due and payable with interest thereon at the Default Rate (as defined in the Note).

               (c) If insurance proceeds are made available to Grantor as set forth in Paragraph 11 hereof, Grantor hereby covenants to restore, repair, replace or rebuild the Improvements, to be of at least equal value, and of substantially the same character as prior to such loss or damage, and Grantor shall pay all costs of such restoring, repairing, replacing or rebuilding.

          11. Disbursement of Insurance Proceeds. (a) Notwithstanding anything to the contrary contained in Paragraph 10, if a loss or damage to the Premises which is covered by insurance, occurs other than within one year prior to the maturity date set forth in the Note,
            (i) if immediately prior to the loss or damage and during any period of repair and/or rebuilding, Grantor was not in default under the Loan Documents;
           (ii) if upon completion of the repairs, the rents receivable pursuant to Leases that remain in full force and effect shall be adequate to satisfy the debt service payable under the Note and to pay the taxes and operating expenses of the Premises;
          (iii) if not more than three buildings constituting a portion of the Improvements are damaged or destroyed in whole or in part at any one time;
           (iv) if all of the requirements of any regulatory authority having jurisdiction over Beneficiary will be satisfied after the repair or restoration,

then Beneficiary, after first applying such insurance proceeds to the payment of all expenses incurred by Beneficiary in obtaining such proceeds, agrees to apply the balance of the insurance proceeds to reimburse Grantor for the cost of Restoring the Premises or any part thereof affected by an insured casualty, in accordance with the terms and conditions provided for in this paragraph.

          (b) If Beneficiary makes proceeds available for Restoring the Premises, Grantor shall be obligated to use such proceeds solely for restoring the Premises in accordance with this paragraph, unless Beneficiary otherwise specifies in writing. Application by Beneficiary of any insurance proceeds upon the Indebtedness Hereby Secured shall not excuse Grantor from making the regularly scheduled payments of principal and interest due under the Note, nor shall such application extend or reduce the amount of such payments. In addition, such application by Beneficiary of insurance proceeds upon the Indebtedness Hereby Secured may be made in such order or manner as Beneficiary may elect in its sole discretion; provided that no premium or penalty shall be payable in connection with any prepayment of the Indebtedness Hereby Secured made out of insurance proceeds as aforesaid;

          (c) If proceeds of insurance shall be made available to Grantor for the Restoring of the Premises, Grantor hereby covenants to restore the same in accordance with plans and specifications approved by Beneficiary, and Grantor shall cause to be prepared and presented to Beneficiary a certified construction statement, acceptable to Beneficiary, showing the total cost of the restoration or repair; to the extent such cost exceeds the available insurance proceeds, the amount of such excess cost shall be paid, in cash, to Beneficiary, before any disbursement is made by Beneficiary pursuant hereto, to be held in an account pursuant hereto (such insurance proceeds are hereinafter called the "Construction Funds");

          (d) Any portion of the insurance proceeds remaining after payment in full of the Indebtedness Hereby Secured shall be paid to Grantor or as ordered by a court of competent jurisdiction;

          (e) In the event of foreclosure of the Deed of Trust or other transfer of title to the Premises in extinguishment of the Indebtedness Hereby Secured, all right, title and interest of Grantor in and to any insurance policies then in force shall pass to the purchaser or grantee, and Grantor hereby appoints Beneficiary its attorney-in-fact, in Grantor's name, to assign and transfer all such policies and proceeds to such purchaser or grantee;

          (f) The Construction Funds shall be made available to Grantor not more than once during any calendar month as the Restoring of the Premises progresses. The funds paid by Grantor to Beneficiary to pay all excess costs shall be disbursed prior to the disbursement of any insurance proceeds. No payment made prior to final completion of such Restoring shall exceed 90% of the value of the work performed from time to time;

          (g) There shall be delivered to Beneficiary, with such certificates, sworn statements and lien waivers in an amount at least equal to the amount of Construction Funds to be paid out to Grantor pursuant to each architect's certificate and dated as of the date of the disbursement to which they relate, provided that lien waivers may be delivered with respect to the amount of Construction Funds disbursed thirty (30) days subsequent to such disbursements if Beneficiary has received a title insurance endorsement satisfactory to Beneficiary insuring against mechanic's liens which may arise with respect to the disbursed Construction Funds;

          (h) There shall be delivered to Beneficiary such other evidence as Beneficiary may reasonably request, from time to time, during the Restoring work, as to the progress of the work, compliance with the approved plans and specifications, the cost of the work and the total amount needed to complete the work;

          (i) There shall be delivered to Beneficiary, at the sole expense of Grantor, such other evidence as Beneficiary may reasonably request from time to time, including, without limitation, updated title insurance endorsements, showing that there are no liens against the Premises arising in connection with the Restoring work, that the remaining Construction Funds are sufficient to complete the restoring work, and that the Loan Documents, including this Deed of Trust, are then still insured as a first lien on the Deed of Trust Premises;

          (j) If such Construction Funds are at any time determined by Beneficiary not to be adequate for completion of the Restoring work, Grantor shall immediately pay any deficiency to Beneficiary to be held and disbursed as Construction Funds and prior to any other funds then held by Beneficiary for disbursement pursuant hereto;

          (k) If Grantor at any time shall fail to promptly and fully perform the conditions and covenants set out above or if during the Restoring work a Default occurs under any of the Loan Documents, Beneficiary may, at its option, immediately cease making any further payments to Grantor for such Restoring work, and may further, at its option, apply the Construction Funds then in its possession either to the reduction of the Indebtedness Hereby Secured or to the Restoring of the Premises in the manner above provided and notwithstanding any such default or defaults, without affecting the lien of this Deed of Trust and the obligations hereunder. Construction Funds may be disbursed by Beneficiary directly or through a third party escrow agent, such as, but not limited to, a title insurance company, or its agent, as Beneficiary may determine in its sole discretion. Any excess Construction Funds shall be applied by Beneficiary against the Indebtedness Hereby Secured in such order or manner as Beneficiary may elect in its sole discretion;

          12. Condemnation and Eminent Domain. Any and all awards (the "Awards") heretofore or hereafter made or to be made to the present, or any subsequent, owner of the Premises, by any governmental or other lawful authority for the taking by condemnation or eminent domain, of all or any part of the Premises (including any award from the United States government at any time after the allowance of a claim therefor, the ascertainment of the amount thereto, and the issuance of a warrant for payment thereof), or the proceeds from a sale in lieu of such condemnation or eminent domain are hereby assigned by Grantor to Beneficiary, which Awards Beneficiary is hereby authorized to collect and receive from the condemnation authorities, and Beneficiary is hereby authorized to give appropriate receipts and acquittances therefor. Grantor shall give Beneficiary immediate notice of the actual or threatened commencement of any condemnation or eminent domain proceedings affecting all or any part of the Premises and shall deliver to Beneficiary copies of any and all papers served in connection with any such proceedings. Grantor further agrees to make, execute, and deliver to Beneficiary, at any time upon request, free, clear, and discharged of any encumbrance of any kind whatsoever (except the rights of the holders of any junior mortgage loans expressly consented to in writing by Beneficiary, provided such rights are expressly subordinate to the rights of Beneficiary), any and all further assignments and other instruments deemed reasonably necessary by Beneficiary for the purpose of validly and sufficiently assigning all Awards and other compensation heretofore and hereafter made to Grantor for any taking, either permanent or temporary, under any such proceeding. If any portion of or interest in the Premises is taken by condemnation or eminent domain, either temporarily or permanently, and the remaining portion of the Premises is not, in the judgment of Beneficiary, a viable apartment complex of the same character than the same was prior to the taking, then, at the option of Beneficiary, the entire Indebtedness Hereby Secured shall immediately become due and payable. After deducting from the Award for such taking all of its expenses incurred in the collection and administration of the Award, including reasonable attorney's fees, Beneficiary shall be entitled to apply the net proceeds toward repayment of such portion of the Indebtedness Hereby Secured as it deems appropriate without affecting the lien of this Deed of Trust. In the event of any partial taking of parking spaces at the Premises, which in the judgment of the Beneficiary leaves the Premises as a viable apartment complex of the same character as prior to the taking; provided no Default has occurred and is then continuing, the Award, in respect of such taking of such parking spaces, shall be applied to reimburse Grantor for the cost of building additional parking spaces in locations approved by Beneficiary, and such Award shall be disbursed in the same manner as is provided in Paragraph 11 hereof for the application of insurance proceeds, provided that any surplus after payment of such costs shall be applied on account of the Indebtedness Hereby Secured. If the Award is not applied for reimbursement of such restoration costs, the Award shall be applied against the Indebtedness Hereby Secured, in such order or manner as Beneficiary shall elect.

          13. Assignment of Leases and Rents. Grantor hereby absolutely and presently sells, assigns and transfers unto Beneficiary (subject to the license granted to Grantor below) all of the rents, royalties, issues, profits, revenue, income, security deposits and other benefits generated from the Premises under the Leases or otherwise and all of the rents, leases, issues and profits now due and which may hereafter become due under or by virtue of any Leases which may have been heretofore or may be hereafter made or agreed to by Grantor or the agents of any Grantor or which may be made or agreed to by Beneficiary under the powers herein granted (collectively the "Rents"), it being the intention hereby to establish an absolute transfer and assignment of all such Rents and Leases to Beneficiary and not merely the granting of a security interest. Notwithstanding the foregoing, Beneficiary hereby grants to Grantor a license to collect and retain the Rents. However, upon Default under the Note, this Deed of Trust or any other of the Loan Documents entered into for the Indebtedness Hereby Secured, the license to Grantor from Beneficiary shall thereupon terminate and thereafter Beneficiary shall be entitled to take possession of the Premises, and subject to the effect of any Leases, remove all persons therefrom and rent the Premises for Grantor's account and employ such agents and attorneys as may be necessary with respect thereto. Likewise, upon such Default, Beneficiary shall be entitled to the immediate appointment of a receiver of the Premises, without regard to the value of the Premises or the solvency of any person or persons primarily or contingently liable for the payment of the Indebtedness Hereby Secured, whether or not Beneficiary has an adequate remedy at law; and upon any such Default, whether or not a receiver has been sought or appointed, Beneficiary may collect all Rents, and apply the Rents so collected in their entirety to the extent of the Indebtedness Secured Hereby, after deducting Beneficiary's costs and expenses of collection of such Rents (including, without limitation, reasonable attorneys' fees and the costs and expenses of litigation). Upon payment in full and satisfaction of the Indebtedness Hereby Secured, this assignment of Rents shall terminate automatically. Grantor hereby irrevocably appoints Beneficiary its agent in its name and stead (with or without taking possession of the Premises as provided in Paragraph 20 hereof) to rent, lease or let all or any portion of the Premises to any party or parties at such rental and upon such terms as Beneficiary shall, in its reasonable discretion, determine, and to collect all of said Rents arising from or accruing at any time hereafter, and all now due or that may hereafter become due under each and every of the Leases, written or oral, or other tenancy existing, or which may hereafter exist on the Premises, with the rights and powers and subject to the same immunities, exoneration of liability and rights of recourse and indemnity as Beneficiary would have upon taking possession pursuant to the provisions of Paragraph 20 hereof. Grantor represents and agrees that no rent has been or will be paid by any person in possession of any portion of the Premises for more than one installment in advance and that the payment of none of the rents to accrue for any portion of said Premises has been or will be waived, released, reduced, discounted or otherwise discharged or compromised by Grantor except as may be permitted in the Assignment of Leases (as hereinafter defined). Grantor will not assign any of the rents or profits of the Premises, except to Beneficiary or a permitted purchaser or grantee of the Premises. Nothing herein contained shall be construed as constituting Beneficiary a "mortgagee-in-possession" in the absence of the taking of actual possession of the Premises by Beneficiary pursuant to Paragraph 20 hereof. Possession by a court-appointed receiver will not be considered possession by Beneficiary. In the exercise of the powers herein granted Beneficiary, no liability shall be asserted or enforced against Beneficiary, all such liability being expressly waived and released by Grantor. Grantor further agrees to assign and transfer to Beneficiary all future Leases upon all or any part of the Premises and to execute and deliver, at the request of Beneficiary, all such further assurances and assignments in the Premises as Beneficiary shall from time to time require. In the event Beneficiary requires that Grantor execute and record a separate Assignment of Rents or separate assignments of any of the Leases to Beneficiary, the terms and provisions of those assignments shall control in the event of a conflict between the terms of this Deed of Trust and the terms thereof. The remedies provided herein are in addition to the remedies provided to Beneficiary under that certain Cash Management Agreement dated the date hereof between Grantor and Beneficiary.

          14. Observance of Lease Assignment. Grantor expressly covenants and agrees that if any lessee under any of the Leases transferred, sold or assigned to Beneficiary or if Grantor, as lessor therein, shall fail to perform and fulfill any term, covenant, condition or provision in said Lease, on its part to be performed or fulfilled at the times and in the manner in said Lease provided; or if Grantor shall enter into any Leases other than on a standard form previously approved by Beneficiary, for a term longer than one year and other than in the ordinary course of business on commercially prudent terms and provisions consistent with market rental rates for comparable residential projects in the area where the Premises is located and including no free rent periods without the prior written consent of Beneficiary or if Grantor shall permit or agree to any renewal, extension, compromise, settlement or termination or make any material change or modification of any kind or nature of or with respect to any of the Leases or the terms thereof (except that Grantor shall be entitled to terminate up to but not in excess of ten (10) residential Leases through customary non-payment proceedings in any given calendar month provided that such termination is in the ordinary course of business and is commercially prudent), without Beneficiary's prior written consent; or if Grantor shall suffer or permit to occur any breach or default under the provisions of any assignment of any Lease given as additional security for the payment of the Indebtedness Hereby Secured, which breach or default is not cured within the applicable grace period provided therein; then and in any such event, such breach or default shall constitute a Default hereunder and at the option of Beneficiary, and upon notice to Grantor, the Indebtedness Secured Hereby shall become due and payable as in the case of other Defaults.

          15. Beneficiary's Performance of Grantor's Obligations. In case of Default, Beneficiary, either before or after acceleration of the Indebtedness Hereby Secured or the foreclosure of the lien hereof or foreclosure sale, may, but shall not be required to, make any payment or perform any act herein required of Grantor (whether or not Grantor is personally liable therefor) in any form and manner deemed expedient to Beneficiary. Upon any such payment or performance of any such act, Beneficiary shall as soon as reasonably possible provide notice thereof to Grantor but its failure to do so shall not affect the rights of Beneficiary and the obligation of Grantor hereunder. Beneficiary may, but shall not be required to, complete construction, furnishing and equipping of the Improvements and rent, operate and manage the Premises and such Improvements and pay operating costs and expenses, including management fees, of every kind and nature in connection therewith, so that the Premises shall be operational and usable for their intended purposes. All monies paid, and all expenses paid or incurred in connection therewith, including reasonable attorneys' fees and other monies advanced by Beneficiary to protect the Premises and the lien hereof, or to complete construction, furnishing and equipping or to rent, operate and manage the Premises or to pay any such operating costs and expenses thereof or to keep the Premises operational and usable for their intended purpose shall be so much additional Indebtedness Hereby Secured, whether or not the Indebtedness Hereby Secured, as a result thereof, shall exceed the face amount of the Note, and shall become immediately due and payable on demand, and with interest thereon at the Default Rate (as such term is defined in the Note). Inaction of Beneficiary shall never be considered as a waiver of any right accruing to it on account of any Default nor shall the provisions of this Paragraph or any exercise by Beneficiary of its rights hereunder prevent any default from constituting a Default. Beneficiary, in making any payment hereby authorized (a) relating to Taxes, may do so according to any bill, statement or estimate, without inquiry into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof; (b) for the purchase, discharge, compromise or settlement of any lien, may do so without inquiry as to the validity or amount of any claim for lien which may be asserted; or (c) in connection with the completion of construction, furnishing or equipping of the Premises or the rental, operation, or management of the Premises or the payment of operating costs and expenses thereof, may do so in such amounts and to such persons as Beneficiary may deem appropriate. Nothing contained herein shall be construed to require Beneficiary to advance or expend monies for any purpose mentioned herein, or for any other purpose.

          16. Security Agreement. Beneficiary and Grantor agree that this Deed of Trust shall constitute a Security Agreement within the meaning of the Texas Uniform Commercial Code (hereinafter the "Code") with respect to (i) any and all sums at any time on deposit for the benefit of Beneficiary or held by Beneficiary (whether deposited by or on behalf of Grantor or anyone else) pursuant to any of the provisions of the Deed of Trust and (ii) with respect to any personal property included in the granting clauses of this Deed of Trust and Exhibit B hereto, which personal property may not be deemed to be affixed to the Premises or may not constitute a "fixture" (within the meaning of Section 9-313 of the Code), (which property is hereinafter referred to as "Personal Property") and all replacements of such Personal Property, substitutions for such Personal Property, additions to such Personal Property, and the proceeds thereof (all of said Personal Property and the replacements, substitutions and additions thereto and the proceeds thereof being sometimes hereinafter collectively referred to as the "Collateral"), and that a security interest in and to the Collateral is hereby granted to Beneficiary, and the Collateral and all of Grantor's right, title and interest therein are hereby assigned to Beneficiary, all to secure payment of the Indebtedness Hereby Secured. All of the terms, provisions, conditions and agreements contained in this Deed of Trust pertain and apply to the Collateral as fully and to the same extent as to any other property comprising the Premises; and the following provisions of this Paragraph shall not limit the applicability of any other provision of this Deed of Trust but shall be in addition thereto:

               (a) Grantor (being the Debtor as that term is used in the Code) is and will be the true and lawful owner of the Collateral, subject to no liens, charges or encumbrances other than the lien hereof, other liens and encumbrances benefiting Beneficiary and no other party, and liens and encumbrances, if any, expressly permitted by this Deed of Trust (including, without limitation, those certain liens and encumbrances, if any, set forth on the title insurance policy insuring the lien of this Deed of Trust) or otherwise expressly consented to in writing by Beneficiary.

               (b) The Collateral is to be used by Grantor solely for business purposes.

               (c) The Collateral will be kept at the Premises, and, except for Obsolete Collateral (as hereinafter defined), will not be removed therefrom without the consent of Beneficiary (being the Secured Party as that term is used in the Code). The Collateral may be affixed to the Premises but will not be affixed to any other real estate.

               (d) The only persons having any interest in the Collateral are Grantor, Beneficiary and holders of interests, if any, expressly permitted hereby or otherwise expressly consented to in writing by Beneficiary.

               (e) No Financing Statement (other than Financing Statements showing Beneficiary as the sole secured party, or with respect to liens or encumbrances, if any, expressly permitted by this Deed of Trust or otherwise expressly consented to in writing by Beneficiary) covering any of the Collateral or any proceeds thereof is on file in any public Land Records except pursuant hereto; and Grantor will at its own cost and expense, upon demand, furnish to Beneficiary such further information and will execute and deliver to Beneficiary such financing statements and other documents in form satisfactory to Beneficiary and will do all such acts and things as Beneficiary may at any time or from time to time request or as may be necessary or appropriate to establish and maintain a perfected security interest in the Collateral as security for the Indebtedness Hereby Secured, subject to no other liens or encumbrances, other than liens or encumbrances benefiting Beneficiary and no other party and liens and encumbrances (if any) expressly permitted by this Deed of Trust; and Grantor will pay the cost of filing or recording such financing statements or other documents, and this instrument, in all public Land Records wherever filing or recording is deemed by Beneficiary to be necessary or desirable.

               (f) Upon Default hereunder, Beneficiary shall have the remedies of a secured party under the Code, including without limitation, the right to take immediate and exclusive possession of the Collateral, or any part thereof, and for that purpose may, so far as Grantor can give authority therefor, with or without judicial process, enter (if this can be done without breach of the peace), upon any place which the Collateral or any part thereof may be situated and remove the same therefrom (provided that if the Collateral is affixed to real estate, such removal shall be subject to the conditions stated in the Code); and Beneficiary shall be entitled to hold, maintain, preserve and prepare the Collateral for sale, until disposed of, or may propose to retain the Collateral subject to Grantor's right of redemption in satisfaction of Grantor's obligations, as provided in the Code. Beneficiary may render the Collateral unusable without removal and may dispose of the Collateral on the Premises. Beneficiary may require Grantor to assemble the Collateral and make it available to Beneficiary for its possession at a place to be designated by Beneficiary. Beneficiary will give Grantor reasonable notice of the time and place of any public sale of the Collateral or of the time after which any private sale or any other intended disposition thereof is to be made. The requirements of reasonable notice shall be met if such notice is mailed, by certified United States mail or equivalent, postage prepaid, to the address of Grantor hereinafter set forth at least ten (10) days before the time of the sale or disposition. Beneficiary may buy at any public sale and, if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, Beneficiary may buy at private sale. Any such sale may be held as part of and in conjunction with any foreclosure sale of the Premises, the Premises including the Collateral to be sold as one lot if Beneficiary so elects. The net proceeds realized upon any such disposition, after deduction for the expenses of retaking, holding, preparing for sale, selling or the like and the attorneys' fees and legal expenses incurred by Beneficiary, shall be applied against the Indebtedness Hereby Secured in such order or manner as Beneficiary shall select. Beneficiary will account to Grantor for any surplus realized on such disposition.

               (g) The terms and provisions contained in this Paragraph 16 shall, unless the context otherwise requires, have the meanings and be construed as provided in the Code.

               (h) This Deed of Trust is intended to be a financing statement within the purview of Section 9-402(f) of the Code with respect to the Collateral and the goods described herein, which goods are or may become fixtures relating to the Premises. The addresses of Grantor (Debtor) and Beneficiary (Secured Party) are hereinafter set forth. The addresses of Grantor (Debtor) hereinafter set forth is the chief executive offices of Grantor (Debtor) (i.e. the place where in fact the Debtor conducts the main part of its business operations). This Deed of Trust is to be filed for record with the Recorder of Deeds of the county or counties where the Premises are located.

               (i) To the extent permitted by applicable law, the security interest created hereby is specifically intended to cover and include all Executory Contracts, any management agreement regarding the Premises and all Leases between Grantor (or its agent), as lessor, and various tenants named therein, as lessee, including all extended terms and all extensions and renewals of the terms thereof, as well as any amendments to or replacement of said Leases, together with all of the right, title and interest of Grantor, as lessor thereunder, including, without limiting the generality of the foregoing, the present and continuing right to make claim for, collect, receive and receipt for any and all of the rents, rent equivalents, income, revenues, issues and profits and moneys payable as damages or in lieu of the rent and moneys payable as the purchase price of the Premises or any part thereof or of awards or claims for money and other sums of money payable or receivable thereunder howsoever payable, and to bring actions and proceedings thereunder or for the enforcement thereof, and to do any and all things which Grantor or any lessor is or may become entitled to do under the Leases. Notwithstanding the foregoing, it is expressly understood and agreed that Beneficiary shall not exercise any of the rights or powers conferred upon it by this paragraph until a Default shall exist under this Deed of Trust.

               (j) Notwithstanding anything herein to the contrary, this Paragraph 16 shall not be deemed to apply to any items of personal property which (i) are owned by tenants who are in possession pursuant to a Lease and
(ii) may be removed by such tenants at the expiration or termination of such Lease.


          17. Restrictions on Transfer. Grantor shall not, without the prior written consent of Beneficiary, create, effect, contract for, consent to, suffer or permit any "Prohibited Transfer" (as hereinafter defined). Any conveyance, sale, assignment, transfer, lien, pledge, hypothecation, mortgage, security interest or other encumbrance or alienation (or any agreement to do any of the foregoing) of any of the following properties, rights or interests which occurs, is granted, accomplished, attempted or effectuated without the prior written consent of Beneficiary shall constitute a "Prohibited Transfer":

               (a) the Premises or any part thereof or interest therein, excepting only sales or other dispositions of Collateral (hereinafter called "Obsolete Collateral") no longer useful in connection with the operation of the Premises, provided that such Obsolete Collateral has been or is contemporaneously being replaced by Collateral of at least equal value and utility which is subject to the lien hereof with the same priority as with respect to the Obsolete Collateral;

               (b) any shares of capital stock of a corporate Grantor or a corporation which is a general partner in Grantor or a corporation which is a general partner of a partnership which is the general partner of Grantor, or any shares of capital stock of National Property Investors, Inc., a Delaware corporation ("NPI, Inc."), it being agreed and understood that a transfer of stock of NPI, Inc. shall not constitute a Prohibited Transfer hereunder so long as one of Michael Ashner, Martin Lifton, Steven Lifton and Arthur N. Queler is the chief operating officer of NPI, Inc. charged with the authority and power to direct the day-to-day operation and management of NPI, Inc. and so long as any one or more of the current shareholders of NPI, Inc. shall own at least a 5% interest in NPI, Inc.

               (c) any general partnership interests in Grantor or any partnership which is the general partner of Grantor;

               (d) 50% or more of the limited partnership interests or capital stock, as applicable, in Grantor, any general partner of Grantor or any general partner of the general partner of Grantor is transferred in any one calendar year; or

               (e) any general partner of Grantor or of Grantor's general partner shall cease to be a general partner thereof;

in each case whether any such conveyance, sale, assignment, transfer, lien, pledge, mortgage, security interest, encumbrance or alienation is effected directly, indirectly, voluntarily or involuntarily, by operation of law or otherwise; provided, however, that the foregoing provisions of this Paragraph 17 shall not apply (i) to liens securing the Indebtedness Hereby Secured, (ii) to the lien of current taxes and assessments not in default, or
(iii) to any transfers of the Premises, or part thereof, or interest therein, or shares of stock or partnership or joint venture interests, as the case may be, by or on behalf of an owner thereof who is deceased or declared judicially incompetent, to such owner's heirs, legatees, devisees, executors, administrators, estate or personal representatives, (iv) to the lien of Deed of Trust B. Grantor shall not create, effect, contract for, consent to or permit any Prohibited Transfer unless otherwise agreed by Beneficiary.


          Notwithstanding the foregoing, provided that no default has occurred and is continuing under the Loan Documents, if the stock of NPI, Inc. is anticipated to be transferred to a bona fide third party and (i) one of Michael Ashner, Martin Lifton, Steven Lifton or Arthur N. Queler will not be the chief operating officer of NPI, Inc. charged with the authority and power to direct the day to day operation and management of NPI, Inc., or (ii) any one or more of the current shareholders of NPI, Inc. will not own at least 5% interest of NPI, Inc., Grantor shall use reasonable efforts to notify Beneficiary of such transfer prior to its occurrence. On the date of such transfer, Grantor shall provide Beneficiary with notice of such transfer. Grantor shall deliver to Beneficiary copies as evidence of the transfer, including stock certificates. The Loan shall, without further act or instrument, become immediately due and payable on the date which is one (1) year from the date of the transfer at which time the outstanding principal balance, accrued interest and all sums owing under the Loan shall be immediately due and payable. Nothing contained herein shall release Grantor from any liability under the Loan Documents, which shall continue unmodified and in full force and effect.

          Notwithstanding the foregoing, provided no default has occurred and is continuing under the Loan Documents, upon request of Grantor, Beneficiary shall consent to the transfer of the Premises to an Affiliate of Grantor provided that the Affiliate assumes all the obligations of Grantor and any guarantor or indemnitor under the Loan (including but not limited to the Responsible Entities) and enters and delivers all documents, instruments, legal opinions, title endorsements and such other items as Beneficiary may reasonably require in connection with such transfer. The term "Affiliate" shall mean any person or entity currently controlled by, under common control with, or controlling Grantor but shall not include Fox Realty Investors or Fox Partners '83. The consent by Beneficiary to any transfer under this paragraph shall not release Grantor or any of the Responsible Entities from any liability under the Loan Documents, which shall continue unmodified and in full force and effect.

          Any consent by Beneficiary permitting a transaction otherwise prohibited under this Paragraph 17 shall not constitute a consent to or waiver of any right, remedy or power of Beneficiary to withhold its consent on a subsequent occasion to a transaction not otherwise permitted by the provisions of this Paragraph 17, and notwithstanding the giving of such consent Grantor shall not engage in any "prohibited transaction" with any "party-in-interest" as such terms are defined in ERISA (as defined in Paragraph 44) or otherwise contravene the provisions of Paragraph 44.

          No such consent shall be considered by Beneficiary unless the appropriate service fees and legal fees are paid in advance and no such consent shall be given unless Grantor agrees, in addition to any other conditions to such consent imposed by Beneficiary, that immediately upon closing of the subject sale or transfer, Grantor will provide Beneficiary with a copy of the deed or other instrument conveying title to the Premises to the transferee and with an affidavit and agreement of indemnification regarding Internal Revenue Code Sections 1445 and 7701 in form satisfactory to Beneficiary executed by the transferee under oath.


          In determining whether or not to make the loan secured hereby, Beneficiary evaluated the background and experience of Grantor in owning and operating property such as the Premises, found it acceptable and relied and continues to rely upon same as the means of maintaining the value of the Premises which is Beneficiary's security for the Note. Grantor is well-experienced in borrowing money and owning and operating property such as the Premises, was ably represented by a licensed attorney at law in the negotiation and documentation of the loan secured hereby and bargained at arm's length and without duress of any kind for all of the terms and conditions of the loan, including this provision.

          Grantor recognizes that Beneficiary is entitled to keep its loan portfolio at current interest rates by either making new loans at such rates or collecting assumption fees and/or increasing the interest rate on a loan, the security for which is purchased by a party other than the original Grantor. Grantor further recognizes that any secondary junior financing placed upon the Premises (a) may divert funds which would otherwise be used to pay the Note secured hereby; (b) could result in acceleration and foreclosure by any such junior encumbrancer which would force Beneficiary to take measures and incur expenses to protect its security; (c) would detract from the value of the Premises should Beneficiary come into possession thereof with the intention of selling same; and (d) would impair Beneficiary's right to accept a deed in lieu of foreclosure, as a foreclosure by Beneficiary would be necessary to clear the title to the Premises. In accordance with the foregoing and for the purposes of (i) protecting Beneficiary's security, both of repayment and of value of the Premises; (ii) giving Beneficiary the full benefit of its bargain and contract with Grantor; (iii) allowing Beneficiary to raise the interest rate and collect assumption fees; and (iv) keeping the Premises free of subordinate financing liens, Grantor agrees that if this Paragraph 17 be deemed a restraint on alienation, that it is a reasonable one.

          18. Defaults. If one or more of the following events (herein called "Defaults") shall occur:

               (a) Grantor shall default in the payment of principal or interest, Tax or Insurance Deposits or Reserves (as defined in the Reserve Agreement dated the date hereof between Beneficiary and Grantor) and such default continues past the fifth (5th) day after the same is due;

               (b) Grantor shall default in the due and punctual payment of Taxes or Premiums;

               (c) If any default shall exist for any reason other than the non-payment of money under the Note, under this Deed of Trust, or under any other Loan Documents which is not cured within the grace period provided for thereunder, and if no grace period is specified, within thirty (30) days from the date of such default, provided, however, that if Grantor has commenced in good faith to cure such default during the aforesaid thirty (30) day period and proceeds with due diligence and continuity to completion of such cure, Grantor shall have a maximum of an additional sixty (60) days (above and beyond the initial 30 day period) to cure such default; or

               (d) If any of the information contained in any documentation provided to Beneficiary by Grantor in conjunction with the

Indebtedness Hereby Secured shall not be true, accurate and complete in all material respects or shall be misleading in any material respect;

               (e) If (and for the purpose of this Subparagraph 18(e) only, the term Grantor shall mean and include not only Grantor, but also any general partner in Grantor, any owner of more than ten percent (10%) of the stock in a corporate Grantor or corporate general partner of Grantor, and each person who, as guarantor, co-maker or otherwise, shall be or become liable for or obligated upon all or any part of the Indebtedness Hereby Secured or any of the covenants or agreements contained herein) any of the following shall occur:

                    (i) Grantor shall file a voluntary petition in bankruptcy or for arrangement, reorganization or other relief under any chapter of the Federal Bankruptcy Code or any similar law, state or federal, now or hereafter in effect;

                   (ii) Grantor shall file an answer or other pleading in any proceeding admitting insolvency, bankruptcy, or inability to pay its debts as they mature;

                  (iii) Within ninety (90) days after the filing against Grantor of any involuntary proceeding under the Federal Bankruptcy Code or similar law, state or federal, now or hereafter in effect, such proceedings shall not have been dismissed;

                   (iv) All or a substantial part of Grantor's assets are attached, seized, subjected to a writ or distress warrant, or are levied upon, unless such attachment, seizure, writ, warrant or levy is vacated within sixty (60) days;

                    (v) Grantor shall make an assignment for the benefit of creditors or shall admit in writing its inability to pay its debts generally as they become due or shall consent to the appointment of a receiver or trustee or liquidator of all or the major part of its property, or the Premises; or

                   (vi) An order appointing a receiver, trustee or liquidator of Grantor or all or a major part of Grantor's property or the Premises is not vacated within ninety (90) days following the entry thereof; or

               (f) If a default, after passage of time or notice, as may be required, shall occur under any other deed of trust, whether subordinate or superior to this Deed of Trust, now or hereafter encumbering the Premises or any portion thereof, including but not limited to that Amended and Restated Deed of Trust B dated the date hereof between Grantor and Beneficiary;

then Beneficiary is hereby authorized and empowered, at its option and without affecting the lien hereby created or the priority of said lien or any other right of Beneficiary hereunder, to declare, without further notice, all Indebtedness Hereby Secured to be immediately due and payable with interest thereon at the Default Rate, whether or not such Default be thereafter remedied by Grantor, and Beneficiary may immediately proceed to foreclose this

Deed of Trust and/or to exercise any right, power or remedy provided by this Deed of Trust, the Note or any of the other Loan Documents or by law or in equity or any other document or instrument regulating, evidencing, securing or guarantying any of the Indebtedness Hereby Secured.

          19. Foreclosure. When the Indebtedness Hereby Secured, or any part thereof, shall become due, whether by acceleration or otherwise, Beneficiary shall have the right to foreclose the lien hereof in accordance with the laws of the State of Texas and to exercise any other remedies of Beneficiary provided in the Note, this Deed of Trust or any of the other Loan Documents, or which Beneficiary may have at law, at equity or otherwise. In any suit to foreclose the lien hereof, there shall be allowed and included as additional Indebtedness Hereby Secured in the decree of sale, all reasonable expenditures and expenses authorized by law and all other expenditures and expenses which may be paid or incurred by or on behalf of Beneficiary for attorneys' fees, appraiser's fees, outlays for documentary and expert evidence, stenographer's charges, publication costs, and costs (which may be estimated as to items to be expended after entry of the decree) of procuring all such abstracts of title, title searches and examinations, title insurance policies, and similar data and assurances with respect to title as Beneficiary may deem necessary either to prosecute such suit or to evidence to bidders at sales which may be had pursuant to such decree the true conditions of the title to or the value of the Premises. All expenditures and expenses of the nature mentioned in this Paragraph, and such other expenses and fees as may be incurred in the protection of the Premises and rents and income therefrom and the maintenance of the lien of this Deed of Trust, including the fees of any attorney employed by Beneficiary in any litigation or proceedings affecting this Deed of Trust, the Note, the other Loan Documents or the Premises, including probate and bankruptcy proceedings, or in preparation of the commencement or defense of any proceedings or threatened suit or proceeding, or otherwise in dealing specifically therewith, shall be so much additional Indebtedness Hereby Secured and shall be immediately due and payable by Grantor, with interest thereon at the Default Rate until paid.

          20. Right of Possession. When the Indebtedness Hereby Secured shall become due, whether by acceleration or otherwise, or in any case in which, under the provisions of this Deed of Trust, Beneficiary has a right to institute foreclosure proceedings, Grantor shall, forthwith upon demand of Beneficiary, surrender to Beneficiary, and Beneficiary shall be entitled to take actual possession of, the Premises or any part thereof, personally, by its agent or attorneys or be placed in possession pursuant to court order as mortgagee in possession or receiver, and Beneficiary, in its discretion, personally, by its agents or attorneys or pursuant to court order as mortgagee in possession or receiver, may enter upon and take and maintain possession of all or any part of the Premises, together with all documents, books, records, papers, and accounts of Grantor, including those accounts which were set up to hold any security deposits, or the then owner of the Premises relating thereto, and may exclude Grantor, such owner, and any agents and servants thereof wholly therefrom and may, on behalf of Grantor or such owner, or in its own name as Beneficiary and under the powers herein granted:

               (1) hold, operate, manage, and control all or any part of the Premises and conduct the business, if any, thereof, either personally or by its agents, with full power to use such measures, legal or equitable, as in its discretion may be deemed proper or necessary to enforce the payment or security of the rents, issues, deposits, profits, and avails of the Premises, including without limitation actions for recovery of rent, actions in forcible detainer, and actions in distress for rent, all without notice to Grantor;

               (2) cancel or terminate any Lease or sublease of all or any part of the Premises for any cause or on any ground that would entitle Grantor to cancel the same;

               (3) elect to disaffirm any Lease or sublease of all or any part of the Premises made subsequent to this Deed of Trust without Beneficiary's prior written consent;

               (4) extend or modify any then existing Leases and make new Leases of all or any part of the Premises, which extensions, modifications, and new Leases may provide for terms to expire, or for options to lessees to extend or renew terms to expire, beyond the maturity date of the loan evidenced by the Note and the issuance of a deed or deeds to a purchaser or purchasers at a foreclosure sale, it being understood and agreed that any such Leases, and the options or other such provisions to be contained therein, shall be binding upon Grantor, all persons whose interests in the Premises are subject to the lien hereof, and the purchaser or purchasers at any foreclosure sale, notwithstanding any redemption, reinstatement, discharge of the Indebtedness Hereby Secured, satisfaction of any foreclosure decree, or issuance of any certificate of sale or deed to any such purchaser;

               (5) make all necessary or proper repairs, decoration renewals, replacements, alterations, additions, betterments, and improvements in connection with the Premises as may seem judicious to Beneficiary, to insure and reinsure the Premises and all risks incidental to Beneficiary's possession, operation, and management thereof, and to receive all rents, issues, deposits, profits, and avails therefrom; and

               (6) apply the net income, after allowing a reasonable fee for the collection thereof and for the management of the Premises, to the payment of Taxes, Insurance Premiums and other charges applicable to the Premises, or in reduction of the Indebtedness Hereby Secured in such order and manner as Beneficiary shall select.

          Nothing herein contained shall be construed as constituting Beneficiary a mortgagee in possession in the absence of the actual taking of possession of the Premises.

          21. Receiver. Upon the occurrence of a Default hereunder, a court of competent jurisdiction may appoint a receiver upon petition of Beneficiary, and Beneficiary shall be entitled to the appointment of a receiver at Beneficiary's sole option. Such appointment may be made either before or after sale, without notice, without regard to the solvency or insolvency of Grantor at the time of application for such receiver, and without regard to the then value of the Premises or whether the same shall be then occupied as a homestead or not; and Beneficiary hereunder or any employee or agent thereof may be appointed as such receiver. Such receiver shall have all powers and duties prescribed by law, including the power to make leases to be binding upon all parties, including Grantor, the purchaser at a sale pursuant to a judgment of foreclosure and any person acquiring an interest in the Premises after entry of a judgment of foreclosure. In addition, such receiver shall also have the power to extend or modify any then existing leases, which extensions and modifications may provide for terms to expire, or for options to lessees to extend or renew terms to expire, beyond the maturity date of the Note and beyond the date the issuance of a deed or deeds to a purchaser or purchasers at a foreclosure sale, it being understood and agreed that any such leases, and the options or other provisions to be contained therein, shall be binding upon Grantor and all the persons whose interest in the Premises are subject to the lien hereof and upon the purchaser or purchasers at any foreclosure sale, notwithstanding any redemption, reinstatement, discharge of the Indebtedness Hereby Secured, satisfaction of any foreclosure judgment, or issuance of any certificate of sale or deed to any purchaser. In addition, such receiver shall have the power to collect the rents, issues and profits of the Premises during the pendency of such foreclosure suit and, in case of a sale and deficiency, during the full statutory period of redemption, if any, whether there be a redemption or not, as well as during any further times when Grantor, except for the intervention of such receiver, would be entitled to collection of such rents, issues and profits, and such receiver shall have all other powers which may be necessary or are usual in such cases for the protection, possession, control, management and operation of the Premises during the whole of said period. The court may, from time to time, authorize the receiver to apply the net income from the Premises in payment in whole or in part of: (a) the Indebtedness Hereby Secured or the indebtedness secured by a decree foreclosing this Deed of Trust, or any tax, special assessment, or other lien which may be or become superior to the lien hereof or of such decree, provided such application is made prior to the foreclosure sale; or (b) the deficiency in case of a sale and deficiency.

          22. Foreclosure Sale. The proceeds of any foreclosure sale of the Premises shall be distributed and applied in accordance with applicable law. The judgment of foreclosure or order confirming the sale shall provide for application of sale proceeds in the following order of priority: First, all items not covered by the provisions of Paragraph 19 hereof, which under the terms hereof constitute Indebtedness Hereby Secured additional to the principal and interest evidenced by the Note in such order as Beneficiary shall elect with interest thereon as herein provided; and Second, all principal and interest remaining unpaid on the Note in such order as Beneficiary shall elect.

          23. Insurance During Foreclosure. In case of an insured loss after foreclosure proceedings have been instituted, the proceeds of any Insurance Policy, if not applied in rebuilding or restoring the Improvements, as aforesaid, shall be used to pay the amount due in accordance with any decree of foreclosure that may be entered in any such proceedings, and the balance, if any, shall be paid as the court may direct. In the case of foreclosure of this Deed of Trust, the court, in its decree, may provide that the mortgagee's clause attached to each of the casualty Insurance Policies may be cancelled and that the decree creditor may cause a new loss clause to be attached to each of said casualty Insurance Policies making the loss thereunder payable to said decree creditor. In the event of foreclosure sale, provided such Insurance Policies are assignable, Beneficiary is hereby authorized, without the consent of Grantor, to assign any and all Insurance Policies to the purchaser at the sale, provided such Insurance Policies are assignable, or to take such other steps as Beneficiary may deem advisable to cause the interest of such purchaser to be protected by any of the Insurance Polices without credit or allowance to Grantor for prepaid premiums thereon.

          24. Waiver of Right of Redemption and Other Rights. To the full extent permitted by law, Grantor hereby covenants and agrees that it will not at any time insist upon or plead, or in any manner whatsoever claim or take any advantage of, any stay, exemption or extension law or any so-called "Moratorium Law" now or at any time hereafter in force, nor claim, take or insist upon any benefit or advantage of or from any law now or hereafter in force providing for the valuation or appraisement of the Premises, or any part thereof, prior to any sale or sales thereof to be made pursuant to any provisions herein contained, or to any decree, judgment or order of any court of competent jurisdiction; or claim or exercise any rights under any statute now or hereafter in force to redeem the property, or any part thereof, or relating to the marshalling thereof, upon foreclosure sale or other enforcement hereof. To the full extent permitted by law, Grantor hereby expressly waives any and all rights to reinstatement and redemption, on its own behalf, on behalf of all persons claiming or having an interest (direct or indirect) by, through or under Grantor and on behalf of each and every person acquiring any interest in or title to the Premises subsequent to the date hereof, it being the intent hereof that any and all such rights of reinstatement and redemption (except the right to repay the Note in full by paying the entire Indebtedness Hereby Secured, including, but not limited to, the outstanding principal balance of the Note, any prepayment premium and all accrued and unpaid interest thereon prior to any foreclosure sale or conveyance in lieu thereof and thereby obtain a release of this Deed of Trust) of Grantor and such other persons, are and shall be deemed to be hereby waived to the full extent permitted by applicable law. To the full extent permitted by law (but subject to paragraph 45 of this Deed of Trust), Grantor agrees that it will not, by invoking or utilizing any applicable law or laws or otherwise, hinder, delay or impede the exercise of any right, power or remedy herein or otherwise granted or delegated to Beneficiary, but will suffer and permit the exercise of every such right, power and remedy as though no such law or laws have been or will have been made or enacted. To the full extent permitted by law, Grantor hereby agrees that no action for the enforcement of the lien or any provision hereof shall be subject to any defense which would not be good and valid in an action at law upon the Note.

          25. Rights Cumulative. Each right, power and remedy herein conferred upon Beneficiary herein or in any of the other Loan Documents is cumulative and in addition to every other right, power or remedy, express or implied, now or hereafter provided by law or in equity, and each and every right, power and remedy herein set forth or otherwise so existing may be exercised from time to time as often and in such order as may be deemed expedient to Beneficiary. The exercise of one right, power or remedy shall not be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy; and no delay or omission of Beneficiary in the exercise of any right, power or remedy accruing hereunder or arising otherwise shall impair any such right, power or remedy, or be construed to be a wavier of any default or acquiescence therein. Except as otherwise specifically required herein, notice of the exercise of any right, remedy or power granted to Beneficiary by this Deed of Trust is not required to be given. If any provision of this Deed of Trust shall grant to Beneficiary any rights or remedies upon default of Grantor which are more limited than the rights that would otherwise be vested in Beneficiary under applicable law in the absence of said provisions, Beneficiary shall be vested with the rights granted in such applicable law to the full extent permitted by law.

          26.  Successors and Assigns.

               (a) Holder of the Note. This Deed of Trust and each and every covenant, agreement and other provision hereof shall be binding upon Grantor and its successors and assigns (including, without limitation, each and every record owner from time to time of the Premises or any other person having an interest therein), and shall inure to the benefit of Beneficiary and its successors and assigns. Wherever herein Beneficiary is referred to, such reference shall be deemed to include the holder from time to time of the Note, whether so expressed or not; and each such holder from time to time of the Note shall have and enjoy all of the rights, privileges, powers, options and benefits afforded hereby and hereunder, and may enforce all and every of the terms and provisions hereof, as fully and to the same extent and with the same effect as if such holder of the Note from time to time were herein by name specifically granted such rights, privileges, powers, options and benefits and was herein by name designated Beneficiary.

               (b) Covenants Run With Land; Successor Owners. All of the covenants of this Deed of Trust shall run with the Land and be binding on any successor owners of the Land. If the ownership of the Premises or any portion thereof becomes vested in a person or persons other than Grantor, Beneficiary may, without notice to Grantor, deal with such successor or successors in interest of Grantor with reference to this Deed of Trust and the Indebtedness Hereby Secured in the same manner as with Grantor without in any way releasing or discharging Grantor from its obligations hereunder. Grantor will give immediate written notice to Beneficiary of any conveyance, transfer or change of ownership of the Premises, but nothing in this Paragraph shall vary or negate the effect of the provisions of Paragraph 17 hereof.

               (c) Offsets, Counterclaims and Defenses. Any assignee of this Deed of Trust and the Note shall take the same free and clear of all offsets, counterclaims or defenses of any nature whatsoever which Grantor may have against any assignor of this Deed of Trust and the Note, and no such offset, counterclaim or defense shall be interposed or asserted by Grantor in any action or proceeding brought by any such assignee upon this Deed of Trust or the Note and any such right to interpose or assert any such offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Grantor.

          27. Effect of Extensions and Amendments. If the payment of the Indebtedness Hereby Secured, or any part thereof, be extended or varied, or if any part of the security or guaranties therefor be released, all persons now or at any time hereafter liable therefor, or interested in the Premises, shall be held to assent to such extension, variation or release, and their liability, and the lien, and all provisions hereof, shall continue in full force and effect; the right of recourse against all such persons being expressly reserved by Beneficiary, notwithstanding any such extension, variation or release. Any person, firm or corporation taking a junior mortgage, or other lien upon the Premises or any part thereof or any interest therein, shall take the said lien subject to the rights of Beneficiary to amend, modify, extend or release the Note, this Deed of Trust, or any other document or instrument evidencing, securing or guarantying the Indebtedness Hereby Secured, in each and every case without obtaining the consent of the holder of such junior lien and without the lien of this Deed of Trust losing its priority over the rights of any such junior lien except as otherwise expressly provided in a separate Subordination Agreement by and between Beneficiary and the holder of such junior lien.

          28. Execution of Separate Security Agreements, Financing Statements, Etc.; Estoppel Letter. Grantor will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, conveyances, notes, mortgages, security agreements, financing statements and assurances as Beneficiary shall reasonably require for the better assuring, conveying, mortgaging, assigning and confirming unto Beneficiary all property mortgaged hereby or property intended so to be, whether now owned by Grantor or hereafter acquired. Without limitation of the foregoing, Grantor will assign to Beneficiary, upon request, as further security for the Indebtedness Secured Hereby, its interests in all agreements, contracts, licenses and permits affecting the Premises, such assignments to be made by instruments reasonably satisfactory to Beneficiary, but no such assignment shall be construed as a consent by Beneficiary to any agreement, contract, license or permit or to impose upon Beneficiary any obligations with respect thereto. From time to time, Grantor will furnish within five (5) business days after Beneficiary's request a written and duly acknowledged statement of the Indebtedness Hereby Secured and whether any alleged offsets or defenses exist against the Indebtedness Hereby Secured.

          29. Subrogation. If any part of the Indebtedness Hereby Secured is used directly or indirectly to pay off, discharge or satisfy, in whole or in part, any prior lien or encumbrance upon the Premises or any part thereof, then, to the extent permitted by law, Beneficiary shall be subrogated to the rights of the holder thereof in and to such other lien or encumbrance and any additional security held by such holder, and shall have the benefit of the priority of the same.

          30. Option to Subordinate. At the option of Beneficiary, this Deed of Trust shall become subject and subordinate, in whole or in part (but not with respect to priority of entitlement to insurance proceeds or any award in condemnation) to any and all Leases of all or any part of the Premises upon the execution by Beneficiary and recording thereof, at any time hereafter, in the Land Records of the Recorder of Deeds in and for the county wherein the Premises are situated, of a unilateral declaration to that effect.

          31. Governing Law. The place of negotiation, execution and delivery of this Deed of Trust and the location of the Premises being the State of Texas, this Deed of Trust shall be construed and enforced according to the laws of the State of Texas, without reference to the conflicts of law principles of that state.
          GRANTOR AGREES TO SUBMIT TO PERSONAL JURISDICTION IN THE STATE OF TEXAS IN ANY ACTION OR PROCEEDING ARISING OUT OF THIS DEED OF TRUST AND IN FURTHERANCE OF SUCH AGREEMENT, GRANTOR HEREBY AGREES AND CONSENTS THAT WITHOUT

LIMITING OTHER METHODS OF OBTAINING JURISDICTION, PERSONAL JURISDICTION OVER THE GRANTOR IN ANY SUCH ACTION OR PROCEEDING MAY BE OBTAINED WITHIN OR WITHOUT THE JURISDICTION OF ANY COURT LOCATED IN TEXAS AND THAT ANY PROCESS OR NOTICE OF MOTION OR OTHER APPLICATION TO ANY SUCH COURT IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING MAY BE SERVED UPON THE GRANTOR BY REGISTERED OR CERTIFIED MAIL TO OR BY PERSONAL SERVICE AT THE LAST KNOWN ADDRESS OF GRANTOR, WHETHER SUCH ADDRESS BE WITHIN OR WITHOUT THE JURISDICTION OF ANY SUCH COURT.


          32. Inspection of Premises and Records. Beneficiary and its representatives and agents shall have the right to inspect the Premises without notice and inspect and make copies of all books, records, and documents relating thereto upon five (5) days' prior written notice, at all reasonable times, and access shall be permitted for that purpose. Grantor shall keep and maintain full and correct books and records showing in detail the income and expenses of the Premises, and shall permit Beneficiary or its agents to examine such books, income tax returns and records and all supporting vouchers and data upon five (5) days' prior written notice, at any time and from time to time on request at its Land Records at the address hereinafter identified or at such other location as may be mutually agreed upon.

          33. Financial Statements. Grantor shall, within forty-five (45) days after the close of each calendar year, furnish Beneficiary with an annual statement of all elements of income and expense from the operation of the Premises during such calendar year in form reasonably satisfactory to Beneficiary. Each annual statement shall be certified by a general partner of Grantor and will be on an income tax basis in accordance with accounting practices consistently applied or, at Grantor's option, in accordance with generally accepted accounting principles consistently applied (except for changes in application). Each annual statement shall include an annual rent schedule, including a schedule of each tenant having a percentage lease. Beneficiary shall have the right, upon prior notice to Grantor, to inspect and make copies of Grantor's books and records with respect to the Premises for the purpose of verifying any such schedule. In addition, within ninety (90) days after the close of each calendar year or as soon thereafter as reasonably practicable (but in no event later than one-hundred twenty (120) days after the close of each calendar year), Grantor shall furnish Beneficiary with an annual financial statement of Grantor accompanied by an opinion of an independent certified public accountant stating that such annual statement presents fairly the financial condition of Grantor and has been prepared in accordance with generally accepted accounting principles consistently applied (except for changes in application with which such accountant concurs) and that the examination of such accountant in connection with such financial statement has been made in accordance with generally accepted auditing standards and included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances. The statements shall be either addressed to Beneficiary or shall be accompanied by a written acknowledgement from the accountants preparing such statements that Beneficiary shall have whatever rights it would have if it were named as an addressee of such statements. Grantor shall provide to Beneficiary such other information as Beneficiary shall from time to time request relating to the financial condition of Grantor or the operation of the Premises.


          34. Time of the Essence. Time is of the essence of the Note, this Deed of Trust, and any other Loan Documents.

          35. Captions and Pronouns. The captions and headings of the various sections of this Deed of Trust are for convenience only, and are not to be construed as confining or limiting in any way the scope or intent of the provisions hereof. Whenever the context requires or permits, the singular shall include the plural, the plural shall include the singular, and the masculine, feminine and neuter shall be freely interchangeable.

          36. Notices. Any notice, demand or other communication which any party hereto may desire or may be required to give to any other party hereto shall be in writing, and shall be deemed given (i) if and when personally delivered, (ii) upon receipt if sent by a nationally recognized overnight courier, or (iii) on the third (3rd) business day after being deposited in United States registered or certified mail, return-receipt requested, postage prepaid, addressed to a party at its address set forth below, or to such other address as the party to receive such notice may have designated to all other parties by notice in accordance herewith:

          (1)  If to Beneficiary:

               The Travelers Insurance Company
               c/o Travelers Realty Investment Company
               461 Fifth Avenue
               New York, New York 10017
               Attn:  Loan No. 502262

               With copies to:

               The Travelers Insurance Company
               c/o Travelers Realty Investment Company
               One Tower Square, 2 SHS
               Hartford, Connecticut 06183-2020
               Attn:       Loan No. 502262

                    and

               Battle Fowler
               75 East 55th Street
               New York, New York 10022
               Attn:  Dean A. Stiffle, Esq. (W.F.S.)
                      Matter No. 10695.0136

          (2)  If to Grantor:

               5665 Northside Drive, N.W., Suite 370
               Atlanta, Georgia  30328

               Attn:  Arthur Queler


               With copies to:


               Post & Heymann
               100 Jericho Quadrangle
               Suite 214
               Jericho, New York 11753

               Attn:  William Post, Esq.

                         and

               NPI Property Management Corporation
               5665 Northside Drive, N.W., Suite 370
               Atlanta, Georgia  30328

               Attn:  Arthur Queler


Except as otherwise specifically required herein, notice of the exercise of any right, power or option granted to Beneficiary by this Deed of Trust is not required to be given.

          37. Environmental Matters. For the purposes of this paragraph the following terms shall have the following meanings: (i) the term "Hazardous Material" shall mean any material or substance that, whether by its nature or use, is now or hereafter defined as a hazardous waste, hazardous substance, pollutant or contaminant under any Environmental Requirement, or which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and which is now or hereafter regulated under any Environmental Requirement, or which is or contains petroleum, gasoline, diesel fuel or another petroleum hydrocarbon product,
(ii) the term "Environmental Requirements" shall collectively mean all present and future laws, statutes, ordinances, rules, regulations, orders, codes, licenses, permits, decrees, judgments, directives or the equivalent of or by any Governmental Authority and relating to or addressing the protection of the environment or human health, and (iii) the term "Governmental Authority" shall mean the Federal government, or any state or other political subdivision thereof, or any agency, court or body of the Federal government, any state or other political subdivision thereof, exercising executive, legislative, judicial, regulatory or administrative functions. Grantor hereby represents and warrants to Beneficiary that to the best of Grantor's knowledge after diligent inquiry (i) no Hazardous Material is currently located at, on, in, under or about the Premises, (ii) no Hazardous Material is currently located at, in, on, under or about the Premises in a manner which violates any Environmental Requirement, or which requires cleanup or corrective action of any kind under any Environmental Requirement, (iii) no releasing, emitting, discharging, leaching, dumping or disposing of any Hazardous Material from the Premises onto or into any other property or from any other property onto or into the Premises has occurred or is occurring in violation of any Environmental Requirement, (iv) no notice of violation, lien, complaint, suit, order or other notice with respect to the Premises is presently outstanding under any Environmental Requirement, and (v) the Premises and the operation thereof are in full compliance with all Environmental Requirements. Grantor shall comply, and shall cause all tenants or other occupants of the Premises to comply, in all respects with all Environmental Requirements, and will not generate, store, handle, process, dispose of or otherwise use, and will not permit any tenant or other occupant of the Premises to generate, store, handle, process, dispose of or otherwise use, Hazardous Materials at, in, on, under or about the Premises in a manner that could lead or potentially lead to the imposition on Grantor, Beneficiary or the Premises of any liability or lien of any nature whatsoever under any Environmental Requirement. Grantor shall notify Beneficiary promptly in the event of any spill or other release of any Hazardous Material at, in, on, under or about the Premises which is required to be reported to a Governmental Authority under any Environmental Requirement, will promptly forward to Beneficiary copies of any notices received by Grantor relating to alleged violations of any Environmental Requirement and will promptly pay when due any fine or assessment against Beneficiary, Grantor or the Premises relating to any Environmental Requirement. If at any time it is determined that the operation or use of the Premises violates any applicable Environmental Requirement or that there are Hazardous Materials located at, in, on, under or about the Premises which, under any Environmental Requirement, require special handling in collection, storage, treatment or disposal, or any other form of cleanup or corrective action, Grantor shall, subject to Grantor's right to contest set forth below within thirty (30) days after receipt of notice thereof from any Governmental Authority or from Beneficiary, take, at its sole cost and expense, such actions as may be necessary to fully comply in all respects with all Environmental Requirements, provided, however, that if such compliance cannot reasonably be completed within such thirty (30) day period, Grantor shall commence such necessary action within such thirty (30) day period and shall thereafter diligently and expeditiously proceed to fully comply in all respects and in a timely fashion with all Environmental Requirements. Grantor may, in good faith and with due diligence, contest or cause to be contested any assertion that the operation or use of the Premises violates applicable Environmental Requirements or that there are Hazardous Materials located at, in or on, under or about the Premises provided that: i) such contest shall have the effect of preventing the sale or forfeiture of the Premises or any part thereof or interest, ii) Grantor has notified Beneficiary in writing of the intention of Grantor to contest the same or to cause the same to be contested, and iii) Grantor has deposited or caused to be deposited with Beneficiary in a non-interest bearing account, at such place as Beneficiary may from time to time in writing designate, a sum of money (or other security acceptable to Beneficiary) that, in Beneficiary's judgment, is sufficient to pay in full, or provide for payment in full of, such contested matters, any related clean-up costs and all penalties and interest that might become due thereon, and shall keep on deposit an amount or other security sufficient, in Beneficiary's judgment, to pay in full, or provide for payment in full of, such contested matters, any related clean-up costs, increasing such amount or other security to cover additional penalties and interest whenever, in Beneficiary's judgment, such increase is advisable. If Grantor fails to timely take, or to diligently and expeditiously proceed to complete in a timely fashion, any such action, Beneficiary, may, in its sole and absolute discretion, make advances or payments towards the performance or satisfaction of the same, but shall in no event be under any obligation to do so. All sums so advanced or paid by Beneficiary (including, without limitation, counsel and consultant fees and expenses, investigation and laboratory fees and expenses, and fines or other penalty payments) and all sums advanced or paid in connection with any judicial or administrative investigation or proceeding relating thereto, will immediately, upon demand, become due and payable from Grantor and shall bear interest at the Default Rate (as hereinafter defined)

from the date any such sums are so advanced or paid by Beneficiary until the date any such sums are repaid by Grantor to Beneficiary. Grantor will execute and deliver, promptly upon request, such instruments as Beneficiary may deem useful or necessary to permit Beneficiary to take any such action, and such additional notes and mortgages, as Beneficiary may require to secure all sums so advanced or paid by Beneficiary. If a lien is filed against the Premises by any Governmental Authority resulting from the need to expend or the actual expending of monies arising from an action or omission, whether intentional or unintentional, of Grantor or for which Grantor is responsible, resulting in the releasing, spilling, leaking, leaching, pumping, emitting, pouring, emptying or dumping of any Hazardous Material into the waters or onto land located within or without the State where the Premises is located, then Grantor will, within thirty (30) days from the date that Grantor is first given notice that such lien has been placed against the Premises (or within such shorter period of time as may be specified by Beneficiary if such Governmental Authority has commenced steps to cause the Premises to be sold pursuant to such lien) either (a) pay the claim and remove the lien, or (b) furnish a cash deposit, bond, or such other security with respect thereto as is satisfactory in all respects to Beneficiary and is sufficient to effect a complete discharge of such lien on the Premises. Beneficiary may, at its option, at intervals of not less than one year, or more frequently if Beneficiary reasonably believes that a Hazardous Material or other environmental condition violates or threatens to violate any Environmental Requirement, cause an environmental audit of the Premises or portions thereof to be conducted to confirm Grantor's compliance with the provisions of this paragraph, and Grantor shall cooperate in all reasonable ways with Beneficiary in connection with any such audit. If such audit discloses that a violation of an Environmental Requirement exists, Grantor shall pay all costs and expenses incurred in connection with such audit, otherwise, the costs and expenses of such audit shall, notwithstanding anything to the contrary set forth in this paragraph, be paid by Beneficiary. If this Deed of Trust is foreclosed, or if the Premises is sold pursuant to the provisions of this Deed of Trust, or if Grantor tenders a deed or assignment in lieu of foreclosure or sale, Grantor shall deliver the Premises to the purchaser at foreclosure or sale or to Beneficiary, its nominee, or wholly owned subsidiary, as the case may be, in a condition that complies in all respects with all Environmental Requirements. Grantor will defend, indemnify, and hold harmless Beneficiary, its employees, agents, officers, and directors, from and against any and all claims, demands, penalties, causes of action, fines, liabilities, settlements, damages, costs, or expenses of whatever kind or nature, known or unknown, foreseen or unforeseen, contingent or otherwise (including, without limitation, counsel and consultant fees and expenses, investigation and laboratory fees and expenses, court costs, and litigation expenses) arising out of, or in any way related to, (i) any breach by Grantor of any of the provisions of this paragraph, (ii) the presence, disposal, spillage, discharge, emission, leakage, release, or threatened release of any Hazardous Material which is at, in, on, under, about, from or affecting the Premises, including, without limitation, any damage or injury resulting from any such Hazardous Material to or affecting the Premises or the soil, water, air, vegetation, buildings, personal property, persons or animals located on the Premises or on any other property or otherwise, (iii) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to any such Hazardous Material, (iv) any lawsuit brought or threatened, settlement reached, or order or directive of or by any

Governmental Authority relating to such Hazardous Material, or (v) any
violation of any Environmental Requirement.   The obligations and liabilities
of Grantor under this paragraph shall survive and continue in full force and effect and shall not be terminated, discharged or released, in whole or in part, irrespective of whether the Indebtedness Hereby Secured has been paid in full and irrespective of any foreclosure of this Deed of Trust, sale of the Premises pursuant to the provisions of this Deed of Trust or acceptance by Beneficiary, its nominee or wholly owned subsidiary of a deed or assignment in lieu of foreclosure or sale and irrespective of any other fact or circumstance of any nature whatsoever.

          38. Beneficiary Not A Joint Venturer. Any provision hereof to the contrary notwithstanding, Beneficiary, by virtue of its acceptance of this Deed of Trust and the making of the loan secured hereby or any action taken pursuant hereto or contemplated hereby or by virtue of an affiliate of Beneficiary having an ownership interest in Grantor, shall not be deemed to be by such action or ownership a partner or joint venturer with Grantor or any guarantor or any other parties. Grantor shall indemnify Beneficiary against, shall hold Beneficiary harmless from, and shall reimburse Beneficiary for, any and all claims, demands, judgments, penalties, fines, liabilities, costs, damages and expenses, including court costs and attorneys' fees incurred by Beneficiary (prior to trial, at trial and on appeal) in any action against or involving Beneficiary resulting from such a construction of the parties and their relationship. Any inspection of the Premises, any review of any plans, contracts, subcontracts (including, without limitation, environmental reviews, audits, assessments and/or reports relating to the Premises), or any analysis of the Premises made by Beneficiary or any of its agents, architects or consultants is intended solely for the benefit of Beneficiary and shall not be deemed to create or form the basis of any warranty, representation, covenant, implied promise or liability to Grantor or any of its employees or agents, any guest or invitee upon the Premises, or any other person.

          39. Expenses. Grantor agrees to pay any and all recording and filing fees, mortgage recording taxes, transfer taxes, title insurance premiums, escrow and other title company charges, reasonable attorneys' fees and disbursements (including the fees and expenses of outside counsel for Beneficiary and excluding fees and expenses of in-house counsel for Beneficiary), appraisal and survey fees, environmental engineer and consultant fees, consulting architect fees, if any, financial consultant fees, fees of other engineers and consultants, insurance costs and all other expenses in connection with the making of the loan evidenced by the Note. Beneficiary shall have the right, at its option, to pay any such expenses and upon such payment such expenses shall be deemed to be a part of the Indebtedness Hereby Secured and shall be payable on demand with interest at the Default Rate.

          40. Consent Required of Beneficiary. Any consent by Beneficiary in any single instance shall not be deemed or construed to be Beneficiary's consent in any like matter arising at a subsequent date and the failure of Beneficiary to promptly exercise any right, power, remedy, consent or approval provided herein or at law or in equity shall not constitute or be construed as a waiver of the same nor shall Beneficiary be estopped from exercising such right, power, remedy, consent or approval at a later date. Any consent or approval requested of and granted by Beneficiary pursuant hereto shall be narrowly construed to be applicable only to Grantor and the matter identified in such consent or approval and no third party shall claim any benefit by reason thereof, and any such consent or approval shall not be deemed to constitute Beneficiary a venturer or partner with Grantor nor shall privity of contract be presumed to have been established with any such third party. If Beneficiary deems it to be in its best interest to retain the assistance of persons, firms or corporations (including, but not limited to, attorneys, appraisers, engineers, consultants and surveyors) with respect to a request for consent or approval, Grantor shall reimburse Beneficiary for all costs incurred in connection with the employment of such persons, firms or corporations.

          41. Sole Discretion of Beneficiary. Except as may otherwise be expressly provided to the contrary, wherever pursuant to the Note, this Deed of Trust, or any other document or instrument now or hereafter executed and delivered in connection therewith or otherwise with respect to the loan secured hereby, Beneficiary exercises any right given to it to consent or not consent, or to approve or disapprove, or any arrangement or term is to be satisfactory to Beneficiary, the decision of Beneficiary to consent or not consent, or to approve or disapprove or to decide that arrangements or terms are satisfactory or not satisfactory, shall be in the sole and absolute discretion of Beneficiary and shall be final and conclusive.

          42. No Oral Change. This Deed of Trust may only be modified, amended or changed by an agreement in writing signed by Grantor and Beneficiary, and may only be released, discharged or satisfied of record by an agreement in writing signed by Beneficiary. No waiver of any term, covenant or provision of this Deed of Trust shall be effective unless given in writing by Beneficiary and if so given by Beneficiary shall only be effective in the specific instance in which given. Grantor acknowledges that the Note, this Deed of Trust and the other documents and instruments executed and delivered in connection therewith or otherwise in connection with the loan secured hereby set forth the entire agreement and understanding of Grantor and Beneficiary with respect to the loan secured hereby and that no oral or other agreements, understanding, representation or warranties exist with respect to the loan secured hereby other than those set forth in the Note, this Deed of Trust and such other executed and delivered documents and instruments.

          43. Absolute and Unconditional Obligation. Grantor acknowledges that Grantor's obligation to pay the Indebtedness Hereby Secured in accordance with the provision of the Note and this Deed of Trust is and shall at all times continue to be absolute and unconditional in all respects, and shall at all times be valid and enforceable irrespective of any other agreements or circumstances of any nature whatsoever which might otherwise constitute a defense to the Note or this Deed of Trust or the obligation of Grantor thereunder to pay the Indebtedness Hereby Secured or the obligations of any other person relating to the Note or this Deed of Trust or the obligations of Grantor under the Note or this Deed of Trust or otherwise with respect to the loan secured hereby, and Grantor absolutely, unconditionally and irrevocably waives any and all right to assert any defense, setoff, counterclaim or crossclaim of any nature whatsoever with respect to the obligation of Grantor to pay the Indebtedness Hereby Secured in accordance with the provisions of the Note and this Deed of Trust or the obligations of any other person relating to the Note or this Deed of Trust or obligations of Grantor under the Note or this Deed of Trust or otherwise with respect to the loan secured hereby in any action or proceeding brought by Beneficiary to collect the Indebtedness Hereby Secured, or any portion thereof, or to enforce, foreclose and realize upon the lien and security interest created by this Deed of Trust or any other document or instrument securing repayment of the Indebtedness Hereby Secured, in whole or in part. Nothing contained in this Paragraph 43 shall preclude Grantor from asserting any legal claim of Grantor based on the Note, this Deed of Trust or the other Loan Documents in a separate subsequent legal proceeding.

          44. ERISA. Grantor covenants and agrees that during the term of the loan secured hereby, unless Beneficiary shall have previously consented in writing, (a) it will take no action which would cause it to become an "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended from time to time ("ERISA"), or a "governmental plan" as defined in Section 3(32) of ERISA, or its assets to become "plan assets" as defined in 29 C.F.R. Section 2510.3-101, or "assets of a governmental plan" subject to regulation under state statutes, and (b) it will not sell, assign or transfer the Premises, or any portion thereof or interest therein, to any transferee which does not execute and deliver to Beneficiary its written assumption of the obligations of this covenant. Grantor further covenants and agrees to protect, defend, indemnify and hold Beneficiary harmless from and against all loss, cost, damage and expense (including without limitation, all attorneys' fees and excise taxes, costs of correcting any prohibited transaction or obtaining an appropriate exemption) which Beneficiary may incur as a result of Grantor's breach of this covenant. This indemnity shall survive the extinguishment of the lien of the Deed of Trust by foreclosure or action in lieu thereof, and this covenant shall survive such extinguishment; furthermore, the foregoing indemnity shall supersede any limitations on Grantor's liability under the Note, the Deed of Trust, or any of the other Loan Documents.

          45. Limited Personal Liability. Without in any manner releasing, impairing or otherwise affecting the Note, this Deed of Trust or any other Loan Documents or the validity thereof or hereof or the lien thereof, there is no personal liability of Grantor or any corporation, partnership or individual having a direct or indirect ownership interest in Grantor, or any of their respective successors or assigns, hereunder or under any of the other Loan Documents, and no monetary or deficiency judgment shall be sought or enforced against Grantor or any corporation, partnership or individual having a direct or indirect ownership interest in Grantor, or any of their respective successors or assigns; provided, however, that a judgment may be sought against Grantor or any corporation, partnership or individual having a direct or indirect ownership interest in Grantor or their respective successors or assigns to the extent necessary to enforce the rights of Beneficiary in, to, or against the Premises. Notwithstanding any of the foregoing, nothing contained in this Paragraph shall be deemed to prejudice the rights of Beneficiary to recover from Grantor, Fox Partners II, Fox Capital Management Corporation and NPI Equity Investments II, Inc. and their successors and assigns (the "Responsible Entities") (1) all loss, damage, cost and expense (including reasonable attorneys' fees and disbursements) incurred by Beneficiary as a result of any material fraud or any material misrepresentation by any of the Responsible Entities or Manager, (2) all loss, damage, cost and expense (including reasonable attorneys' fees and disbursements) incurred by Beneficiary as a result of breach of Grantor's warranties, representations and covenants contained in Paragraph 5, Paragraph 9, Paragraph 17, Paragraph 37, Paragraph 44 or Paragraph 48 of this Deed of Trust, (3) all loss, damage, cost and expense (including reasonable attorneys' fees and disbursements) incurred by Beneficiary as a result of intentional or negligent waste (whether financial or physical) of the Premises including, without limitation, failure by Grantor to pay on or prior to the due date thereof all real estate taxes and assessments levied against the Premises, subject to Grantor's right to contest the same as set forth in paragraph 5.B. of this Deed of Trust, it being agreed and understood that Grantor's personal liability to pay real estate taxes and assessments levied against the Premises shall not exceed the Rents generated from the Premises over such period of time to which such taxes and assessments pertain; (4) all Rents generated from the Premises received after any default under the Loan Documents or within one year before any default under the Loan Documents or after acceleration of the indebtedness evidenced and secured by the Loan Documents and not applied to payment of such indebtedness or to payment of the normal and customary operating expenses of the Premises; (5) all Rents from the Premises collected more than one (1) month in advance and all security deposits that are not held in a segregated escrow account and that are not delivered to Beneficiary upon demand after the occurrence of a default under any of the Loan Documents, (6) all insurance proceeds and condemnation awards in respect of the Premises which are not applied in accordance with the provisions of the Loan Documents or all loss, damage, cost and expense (including reasonable attorneys fees and disbursements) incurred by Beneficiary as a result of the failure by Grantor to maintain the insurance coverage required in Paragraph 7 of this Deed of Trust, (7) all or any portion of the upfront fees, commitment fees and other costs and expenses incurred by Beneficiary in connection with the closing of this transaction and required to be paid by Grantor and not promptly reimbursed by Grantor, (8) all loss, damage, cost and expense (including reasonable attorneys' fees and disbursements) incurred of Beneficiary under the Hazardous Material Guaranty and Indemnification Agreement dated the date hereof from the Responsible Entities and the Manager, or (9) all loss, damage, cost and expense (including reasonable attorneys' fees and disbursements) incurred by Beneficiary as a result of a breach under the Use and Retention of Funds Letter dated the date hereof from Grantor, Fox Partners II, Fox Capital Management Corporation, Manager and NPI Equity Investments II, Inc. to Beneficiary. The Responsible Entities agree to pay to Beneficiary all amounts described in clauses (1) through (9) above on demand by Beneficiary and agrees that they will be personally liable for payment of all such sums. Furthermore, nothing contained in the paragraph shall be deemed to prejudice the right of Beneficiary to recover from the Manager all loss, damage, cost and expense (including reasonable attorneys' fees and disbursements) incurred by Beneficiary under that certain Manager's Liability Letter dated the date hereof from the Manager to Beneficiary.

          46. Power of Sale. If a Default as set forth in paragraph 18 of this Deed of Trust shall occur, Trustee, upon request by Beneficiary after such default, shall sell the Premises at public auction to the highest bidder for cash, between the hours of ten o'clock A.M. and four o'clock P.M. on the first Tuesday in any month, at the door of the Courthouse in the County in which the Premises, or any part thereof, is situated, after giving notice of the sale to begin and be completed in the time prescribed by the Texas Property Code, by posting, or causing to be posted, at least twenty-one (21)

consecutive days prior to the date of said sale, written or printed notice thereof at the Courthouse door in each of the Counties in which the Premises is situated (such notice shall designate the County where the Premises will be sold) and filing the notice with the County Clerk in the County where the Premises is located. In addition, at least twenty-one (21) days preceding the date of sale written notice of the proposed sale shall be served by certified mail on each debtor obligated to pay the Indebtedness Hereby Secured, according to the records of Beneficiary at the most recent address as shown by the records of Beneficiary, in a Post Office or official depository under the care and custody of the United States Postal Service. The affidavit of any person having knowledge of the facts to the effect that such service was completed shall be prima facie evidence of the fact of service. Grantor authorizes and empowers Trustee to sell the Premises, together, or in lots or parcels, as Trustee shall deem expedient, to execute and deliver to the purchaser or purchasers thereof good and sufficient deeds of conveyance thereto by fee simple title, with covenants of general warranty (and the title of such purchaser, or purchasers, when so made by Trustee, Grantor binds itself to warrant and forever defend), and to receive the proceeds of said sale which shall be applied as follows, in the following order: (i) to all reasonable costs and expenses of the sale, including, but not limited to, reasonable trustee's fees and attorney's fees and costs of title evidence;
(ii) to the repayment of the Indebtedness Hereby Secured and the debt secured by Deed of Trust B in such amounts and in such order as Beneficiary shall in its sole and absolute discretion determine; and (iii) the excess, if any, to Grantor or such other person or persons entitled thereto by law. If default be made in the payment of any installment of the Note, or any part thereof, or if for any reason (other than the fault of Beneficiary) Grantor fails to keep or perform any of the covenants, conditions or stipulations herein, Beneficiary shall have the option to proceed with foreclosure in satisfaction of such items, either through the courts or by directing Trustee to proceed as if under a foreclosure, conducting the sale as herein provided and without declaring the Indebtedness Hereby Secured due, and provided that if said sale is made because of such default, such sale may be made subject to the unmatured part of the Indebtedness Hereby Secured by this Deed of Trust, and such sale, if so made, shall not in any manner affect the unmatured part of the Indebtedness Hereby Secured by this Deed of Trust, but, as to such unmatured part this Deed of Trust shall remain in full force as though no sale had been made under the provisions of this paragraph. Several sales may be made without exhausting the right of sale for any unmatured part of the Indebtedness Hereby Secured, it being the purpose to provide for a foreclosure and sale of the Premises for any matured portion of the Indebtedness Hereby Secured without exhausting the power of foreclosure and to sell the Premises for any other part of the Indebtedness Hereby Secured whether matured at the time or subsequently maturing. In case of any sale hereunder, all prerequisites to the sale shall be presumed to have been performed, and in any conveyance given hereunder, all statements of facts, or other recitals therein made as to the nonpayment of money secured, or as to the request to Trustee to enforce this Deed of Trust, or as to the proper and due appointment of any substitute trustee, or as to the advertisement of sale, or time, place and manner of sale, or as to any other Preliminary fact or thing, shall be taken in all courts of law or equity as prima facie evidence that the facts so stated or recited are true.

          47.  WAIVER OF TRIAL BY JURY.  TO THE EXTENT PERMITTED BY LAW,

GRANTOR WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION BROUGHT TO FORECLOSE THIS DEED OF TRUST.

          48. Anti-Forfeiture. Grantor represents and warrants to Beneficiary that there has not been committed by Grantor or any other person in occupancy of or involved with the operation or use of the Premises any act or omission affording the federal government or any state or local government the right of forfeiture as against the Premises or any part thereof or any monies paid in performance of Grantor's obligations under the Note or under any of the other Loan Documents. Grantor hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture. In furtherance thereof, Grantor hereby indemnifies Beneficiary and agrees to defend and hold Beneficiary harmless from and against any loss, damage or injury by reason of the breach of the covenants and agreements or the warranties and representations set forth in this Paragraph 48. Without limiting the generality of the foregoing, the filing of formal charges or the commencement of proceedings against Grantor or all or any part of the Premises under any federal or state law for which forfeiture of the Premises or any part thereof or of any monies paid in performance of Grantor's obligations under the Loan Documents is a potential result, shall, at the election of Beneficiary, constitute an occurrence of a Default hereunder without notice or opportunity to cure.

          49. Usury Laws. This Deed of Trust and the Note, are subject to the express condition that at no time shall Grantor be obligated or required to pay interest on the principal balance due under the Note at a rate which could subject the holder of the Note to either civil or criminal liability as a result of being in excess of the maximum interest rate which Grantor is permitted by law to contract or agree to pay. If by the terms of this Deed of Trust or the Note, Beneficiary ever receives, collects or applies as interest any sum in excess of the maximum legal rate, such excess amount shall be applied to the reduction of the unpaid principal balance of the Note in the inverse order of maturity, and if the Note is paid in full, any remaining excess shall be refunded to Grantor. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the highest lawful rate, Beneficiary and Grantor shall, to the maximum extent permitted under the applicable law: (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest; (b) exclude voluntary prepayments and the effects thereof; and (c) "spread" the total amount of interest throughout the entire term of the Note. Grantor, and Beneficiary by its acceptance of this Deed of Trust, recognize and agree that Grantor's obligation to pay the principal and accrued interest on the Note is absolute and unconditional.

          50. Related Party Contracts. All agreements, contracts or other arrangements, whether written or oral, between Mortgagor and any Related Party, as hereinafter defined, shall be fully disclosed to Mortgagee, shall require the consent of Mortgagee to be effective and shall provide for payments under such agreements, contracts and other arrangements that are market rate in the area where the Premises is located. The term "Related Party" shall mean any person or entity in which any of Michael Ashner, Martin Lifton, Steven Lifton or Arthur N. Queler or any relative (i.e. spouse, grandparent, parent, child, grandchild, sibling, aunt, uncle or cousin) has either an ownership or management interest either directly or indirectly.


          51. Receipt. Grantor hereby acknowledges receipt of a true copy of this Deed of Trust without charge.

          52. Concerning the Trustee. Trustee shall be under no duty to take any action hereunder except as expressly required hereunder or by law, or to perform any act which would involve Trustee in any expense or liability or to institute or defend any suit in respect hereof, unless properly indemnified to Trustee's reasonable satisfaction. Trustee, by acceptance of this Deed of Trust, covenants to perform and fulfill the trusts herein created, being liable, however, only for willful negligence or misconduct, and hereby waives any statutory fee and agrees to accept reasonable compensation, in lieu thereof, for any services rendered by Trustee in accordance with the terms hereof. Trustee may resign at any time upon giving thirty (30) days' notice to Grantor and to Beneficiary. Beneficiary may remove Trustee at any time or from time to time and select a successor trustee. In the event of the death, removal, resignation, refusal to act, or inability to act of Trustee, or in its sole discretion for any reason whatsoever or for no reason, Beneficiary may, without notice and without specifying any reason therefor and without applying to any court, select and appoint a successor trustee, by an instrument recorded wherever this Deed of Trust is recorded and all powers, rights, duties and authority of Trustee, as aforesaid, shall thereupon become vested in such successor. Such substitute trustee shall not be required to give bond for the faithful performance of the duties of Trustee hereunder unless required by Beneficiary.

          53. Trustee's Fees. Grantor shall pay all costs, fees and expenses incurred by Trustee and Trustee's agents and counsel in connection with the performance by Trustee of Trustee's duties hereunder and all such costs, fees and expenses shall be secured by this Deed of Trust.

          54. Final Agreement. THIS DEED OF TRUST REPRESENTS THE FINAL AGREEMENT BETWEEN GRANTOR AND BENEFICIARY AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF GRANTOR AND BENEFICIARY. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN GRANTOR AND BENEFICIARY.

          55. Release. Grantor hereby releases and forever discharges Beneficiary, its agents, servants, employees, directors, officers, attorneys, affiliates, subsidiaries, successors and assigns and all persons, firms, corporations and organizations acting in its behalf of and from all damage, loss, claims, demands, liabilities, obligations, actions and causes of action whatsoever which Grantor may now have or claim to have against Beneficiary, as of the date hereof, whether presently known or unknown, and of every nature and extent whatsoever on account of or in any way touching, concerning, arising out of or founded upon the Loan Documents, including, without limitation, all such loss or damage of any kind heretofore sustained, or that may arise as a consequence of the dealings between the parties up to and including the date of execution hereof. This agreement and covenant on the part of Grantor is contractual, and not a mere recital.



          IN WITNESS WHEREOF, Grantor has executed and delivered this Deed of Trust as of the day and year first above written.


                              Grantor:

                              CENTURY PROPERTIES FUND XIX,
                              a California limited partnership

                              By:  Fox Partners II,
                                   a California general partnership,
                                   Its General Partner

                                   By:  Fox Capital Management
                                        Corporation, a California
                                        corporation, its Managing
                                        General Partner


                                       By:  ________________________
                                           Name:  _________________
                                           Title:  ________________




STATE OF NEW YORK    )
                     :  s.s.
COUNTY OF NEW YORK   )


          BEFORE ME, the undersigned authority, on this day personally appeared __________________________, _______________________ of Fox Capital
Management Corporation, a California corporation, which corporation is managing general partner in Fox Partners II, a California general partnership, which general partnership is the general partner in Century Properties
Fund XIX, a California limited partnership, known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed and in the capacity therein stated as the act and deed of Fox Capital Management Corporation, for and on behalf of Fox Partners II, which is acting for and on behalf of Century Properties Fund XIX.

          GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the ____ day of ________, 1994.

                                   _________________________________
                                   Notary Public in and for
                                   the State of New York


                                   _________________________________
                                   (Printed or Typed Name of Notary)

                                   My commission expires:  _________

                                 Exhibit A


                                 The Land





                                EXHIBIT "B"


                         Description of Collateral

          All of the following property now or at any time hereafter owned by Debtor (as defined in Paragraph 16(a) of this Deed of Trust and also referred in this Exhibit B as "Debtor") or in which Debtor may now or at anytime hereafter have any interest or rights, together with all of Debtor's right, title and interest therein (excepting any items of personal property which (i) are owned by tenants who are in possession pursuant to leases or license agreements approved by Secured Party, and (ii) may be removed by such tenants at the expiration or termination of such lease or license agreements);

          1. All fixtures and personal property now or hereafter owned by Debtor and attached to or contained in and used or useful in connection with the Premises or the Improvements, including without limitation any and all air conditioners, antennae, appliances, apparatus, awnings, basins, bathtubs, bidets, boilers, bookcases, cabinets, carpets, coolers, curtains, dehumidifiers, disposals, doors, drapes, dryers, ducts, dynamos, elevators, engines, equipment, escalators, fans, fittings, floor coverings, furnaces, furnishings, furniture, hardware, heaters, humidifiers, incinerators, kitchen equipment and utensils, lighting, machinery, motors, ovens, pipes, plumbing, pumps, radiators, ranges, recreational facilities, refrigerators, screens, security systems, shades, shelving, sinks, sprinklers, stokers, stoves, toilets, ventilators, wall coverings, washers, windows, window coverings, wiring, all renewals or replacements thereof or articles in substitution therefor;

          2. Articles or parts now or hereafter affixed to the property described in Paragraph 1 above or used in connection with such property, any and all replacements for such property, and all other property of a similar type or used for similar purposes now or hereafter in or on the Premises or any of the Improvements;

          3. Debtor's right, title, and interest in all personal property used or to be used in connection with the operation of the Premises or the conduct of business thereon, including without limitation business equipment and inventories located on the Premises or elsewhere, together with files, books of account, and other records, wherever located;

          4. Debtor's right, title, and interest in and to any and all contracts now or hereafter relating to the Premises executed by any architects, engineers, consultants, or contractors, including all amendments, supplements, and revisions thereof, together with all Debtor's rights and remedies thereunder and the benefit of all covenants and warranties thereon, and also together with all drawings, designs, estimates, layouts, surveys' plats, plans, specifications and test results prepared by any architect, engineer, or contractor, including any amendments, supplements, and revisions thereof and the right to use and enjoy the same, as well as all building permits, environmental permits, approvals and licenses, other governmental or administrative permits, licenses, names, authorizations, agreements and rights relating to construction or operation of the Premises and/or the Improvements;


          5. Debtor's right, title, and interest in and to any and all contracts now or hereafter relating to the operation of the Premises or the conduct of business thereon, including without limitation all management, leasing and other service contracts, the books and records, and the right to appropriate and use any and all trade names used or to be used in connection with such business;

          6. Debtor's entire right, title, and interest in the rents, rent equivalents, issues, income, revenue, deposits (including without limitation, security deposits and utility deposits), and profits in connection with all leases, contracts, lettings, licenses, and other agreements made or agreed to by any person or entity (including without limitation, Debtor and Secured Party under the powers granted by this Deed of Trust and the other Loan Documents) with any person or entity pertaining to all or any part of the Premises, whether such agreements have been heretofore or are hereafter made;

          7. Debtor's right, title, and interest in all sale contracts, earnest money deposits, proceeds of sale contracts, accounts receivable, and general intangibles relating to the Premises, excluding, however, any such right arising from a transfer permitted by the terms of Paragraph 17 of this Deed of Trust;

          8. All rights in and proceeds from all fire and hazard, loss-of-income, and other non-liability insurance policies now or hereafter covering the Improvements, the use or occupancy thereof, or the business conducted thereon;

          9. All awards or payments, including interest thereon, that may be made with respect to the Premises and/or the Improvements, whether from the right of the exercise of eminent domain (including any transfer made in lieu of the exercise of said right) or for any other injury to or decrease in value of the Premises and/or the Improvements; and

          10. All proceeds from the sale, transfer, or pledge of any or all of the foregoing property.